As filed with the Securities and Exchange Commission on April 5, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-1/A

Pre-Effective Amendment No.2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Aurora Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	1040	13-3945947
(State or Other Jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Lars Pearl
C/- Coresco AG Level 3 Gotthardstrasse 20 6304 Zug Switzerland	C/- Coresco AG Level 3 Gotthardstrasse 20 6304 Zug Switzerland
Telephone: (+41) 7887-96966 Facsimile: (+41) 44 274 2818	Telephone: (+41) 7887-96966 Facsimile: (+41) 44 274 2818
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications and notices to:

Joseph Sierchio, Esq.

Sierchio & Company, LLP

430 Park Avenue

7th Floor

New York, New York 10022

Telephone: (212) 246-3030

Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐		Accelerated Filer ☐
Non-accelerated Filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company☒

Calculation of Registration Fee

Securities to be Registered	Number of Shares Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Offering Price (1)	Registration Fee
Common Stock Par Value $0.001	50,000,000	(2)	$0.10	$5,000,000	$580.50
Common Stock Par Value $0.001	50,000,000	(3)	$0.20	$10,000,000	$1161.00
Total	100,000,000	(4)		$15,000,000	$1,741.50	(5)

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933; the closing sale price of our stock on October 26, 2011, as quoted on the OTCQB was $0.10 per share. It is not known how many shares will be purchased under this registration statement.

(2)	Represents 50,000,000 shares of our common stock, par value $0.001 per share, which we are offering in units, each unit consisting of one share of common stock and one Series B Stock Purchase Warrant on a no minimum basis. Each full Series B Stock Purchase Warrant entitles the holder thereof to purchase an additional share of our common stock at $0.20 per share for a period of two years from the date of issuance, directly through our officers and directors.

(3)	Represents the 50,000,000 shares of the Registrant’s common stock issuable upon exercise of the Series B Stock Purchase Warrants.

(4)	All of the 100,000,000 shares being registered are offered by the Company. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(5)	Previously paid.

Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the commission, acting under said section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No.2 to the Registration Statement on Form S-1 (File No. 333-177589) is filed for the purpose of incorporating more current extracts form the Company’s Annual Report on Form 10-K and the most recent financial statements contained therein.

Subject to Completion, Dated April 5, 2012

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

Prospectus

Aurora Gold Corporation

50,000,000 Units

We are offering up to a maximum of 50,000,000 units (the “Units”) of our securities at an offering price of $0.10 per Unit in a direct public offering, without any involvement of underwriters or broker-dealers. Each Unit consists of:

•	one (1) share of our common stock, $0.001 par value per share (collectively, the “Unit Shares”); and,
•	one (1) Series B Stock Purchase Warrant (collectively, the “Series B Warrants”).

Each full Series B Warrant entitles the holder to purchase one additional share of our common stock (the “Warrant Shares”) at a price of $0.20 for a period of two years commencing on the date of issuance; no fractional shares will be sold. The Units will be sold by our Chief Executive Officer and President. Please refer to “Plan of Distribution.” The Warrant Shares and the Unit Shares are collectively referred to as the “Securities.”

Our common stock is presently quoted for trading under the symbol “AXRG” on the OTC Markets Groups, Inc. QB tier (the “OTCQB”). On April 4, 2012, the closing price of our common stock, as reported on the OTCQB was $0.058 per share.

We are conducting the offering on a no minimum basis. This means that:

•	we have no requirement to sell any specific number of Units;
•	we will not return any funds received from investors in the event that we do not sell all of the securities being offered or if the funds received are insufficient for the purposes set forth herein; and
•	we will not deposit the proceeds from this offering in an escrow, trust or similar account.

Accordingly, the proceeds from this offering will be immediately available to us for our use. Please refer to “Plan of Distribution.”

Purchase of the Securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this Prospectus (the “Prospectus”) before making a decision to purchase any of the Securities offered pursuant to this Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date Of This Prospectus Is APRIL 5, 2012

Table of Contents

Page #
Prospectus Summary	4
Risk Factors	6
Note Regarding Forward-Looking Statements	10
Use of Proceeds	11
Determination Of Offering Price	12
Market Price of and Dividends On Our Common Stock and Related Stockholder Matters	12
Management’s Discussion and Analysis Of Financial Condition and Results of Operations	14
Description of Our Business and Properties	27
Directors, Executive Officers and Control Persons	32
Executive Compensation	37
Security Ownership of Certain Beneficial Owners and Management	40
Transactions With Related Persons, Promoters and Certain Control Persons	41
Description of Securities	42
Plan of Distribution	44
Legal Matters	45
Experts	45
Where to Find Additional Information	45
Index to Consolidated Financial Statements	47
Consolidated Financial Statements	F-1-F-31

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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Prospectus Summary

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors” on page 6, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “Aurora Gold” refer to Aurora Gold Corporation, a Delaware corporation.

Our Business

We were incorporated under the laws of the State of Delaware on October 10, 1995, under the name “Chefs Acquisition Corp.” Initially formed for the purpose of engaging in the food preparation business, we redirected our business efforts in late 1995 following a change of control, which occurred on October 30, 1995, to the acquisition, exploration and, if warranted, the development of mineral mineralized material properties. We changed our name to “Aurora Gold Corporation” on August 20, 1996, to more fully reflect our mineralized material exploration business activities.

The general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations and the recoverability of minerals is dependent upon the existence of economically recoverable mineral reserves, confirmation of interest in the underlying properties and ability to obtain necessary financing to complete the development and future profitable production.

Since 1996 the Company acquired and disposed of a number of properties. The Company has not been successful in any exploration efforts to establish reserves on any of the properties owned by or in which the Company holds an interest.

The Company currently has an interest in a strategic land package of eleven (11) properties none of which contain any reserves. Please refer to “Description of Properties.” The Company has no revenues, has sustained losses since inception and has been issued an opinion by the auditors expressing substantial doubt about our ability to continue as a going concern. The Company will not generate revenues even if any of its exploration programs indicate that a mineral deposit may exist on the properties. Accordingly, the Company will be dependent on future financings in order to maintain operations and continue exploration activities. Please refer to “Risk Factors.”

Our principal and technical office, from which we conduct our exploration and property acquisition activities, is located at C/- Coresco AG, Level 3, Gotthardstrasse 20, 6304 Zug, Switzerland. The telephone number is (+41) 7887-96966.

Risk Associated With Our Business

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the exploration of any of the properties in which we have or may acquire an interest will uncover commercially exploitable mineral reserves. It is likely that such properties will not contain any reserves and, in all likelihood, any funds spent on exploration will probably be lost. In addition, problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and, often result in unsuccessful exploration efforts.

In addition, due to our limited capital and mineralized materials, we are limited in the amount of exploration work we can do. As a result, our already low probability of successfully locating mineral reserves will be reduced significantly further. Therefore, we may not find a commercial mineable ore deposit prior to exhausting our funds. Furthermore, exploration costs may be higher than anticipated, in which case, the risk of utilizing all of our funds prior to locating any ore deposits shall be greatly increased. Factors that could cause exploration costs to increase are: adverse conditions, difficult terrain and shortages of qualified personnel. Please refer to “Risk Factors.”

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The Offering

Securities Being Offered

We are offering up to 50,000,000 Units at a purchase price of $0.10 per Unit ($5,000,000 in the aggregate). Each Unit consists of (i) one (1) share of our common stock and (ii) one (1) Series B Warrant. Each full Series B Warrant entitles the holder to purchase one share of our common stock at a price of $0.20 per share for a period of two years commencing on the date of issuance. Please refer to “Plan of Distribution.”

We are offering the Units on a no minimum basis. This means that:

•	we have no requirement to sell any specific number of Units;
•	we will not return any funds received from investors in the event that we do not sell all of the securities being offered or if the funds received are insufficient for the purposes set forth herein; and
•	we will not deposit the proceeds from this offering in an escrow, trust or similar account.

Accordingly, the proceeds from this offering will be immediately available to us for our use. Please refer to “Plan of Distribution.”

Offering Price

The offering price of $0.10 per Unit was arbitrarily determined by us and does not bear any significant relationship to our assets and is not necessarily reflective of the inherent or current, potential market or resale value of our shares. Please refer to “Determination of Offering Price.”

Number of Shares Outstanding

There were 109,912,589 shares of our common stock issued and outstanding at April 5, 2012. If all of the offered shares are sold, and without giving effect to the exercise of outstanding options, warrants or the Series B Warrants there will be 159,912,589 shares issued and outstanding.

Duration of Offering

Subject to our right to terminate the offering at any time, the offering will be conducted by us on a best efforts basis for a period of the earlier of 180 days following the date of this Prospectus or the date on which we have sold all of the Units. We may, in our sole discretion and without notice, extend the offering for up to an additional 90 days.

Number of Shares Outstanding

At April 5, 2012, we had a total of 109,912,589 shares issued and outstanding. Our common stock is currently quoted on the OTCQB under the symbol “ARXG.” There is only a limited trading market for our common stock. Please refer to “Risk Factors” and to “Market for Common Equity and Related Stockholder Matters.”

Selected Financial Data

The Company has not generated any operating revenues to date. Since incorporation it has been inactive as far as mining activities are concerned. The Company’s plans, funding requirements, sources and alternatives relating thereto are presented and discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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The following table sets forth, for the periods and the dates indicated selected financial data for the Company. This information should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes thereto for the period ended December 31, 2011, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere herein.

The selected financial data provided below are not necessarily indicative of the future results of operations or financial performance of the Company. To date the Company has not paid any dividends on its common stock and it does not expect to pay dividends in the foreseeable future.

	For the Year	For the Year	For the Year
Consolidated Statements of Operations	Ended December	Ended December	Ended December
Data:	31, 2011	31, 2010	31, 2009
Revenue	$0	$0	$0
Operating loss	$(1,869,827)	$(2,302,083)	$(765,012)
Net loss available to common stockholders	$(4,627,338)	$(2,302,083)	$(1,779,477)
Basic and diluted net loss per share	$(0.05)	$(0.03)	$(0.03)
Weighted average number of common shares outstanding used in basic and diluted net loss per share calculation	90,537,439	81,069,047	60,442,661

	December 31,	December 31,	December 31,
Consolidated Balance Sheet Data:	2011	2010	2009
Cash and cash equivalents	$237,426	$579,191	$556,957
Working Capital	$(300,218)	$227,326	$(893,013)
Total assets	$237,426	$3,532,696	$735,414
Total liabilities	$537,644	$372,019	$1,523,226
Total stockholders’ equity (deficiency)	$(300,218)	$3,160,677	$(787,812)

Risk Factors

You should carefully consider the risks described below before purchasing any shares. Our most significant risks and uncertainties are described below; if any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire the Shares only if you can afford to lose your entire investment. Our filings with the Securities and Exchange Commission also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we have described below. Please refer to “Note Regarding Forward-Looking Statements” on page 10 of this Prospectus.

RISKS RELATED TO OUR BUSINESS, PROPERTY AND INDUSTRY

We are an exploration stage company and have incurred substantial losses since inception.

We have never earned any revenues. In addition, we have incurred net losses of $22,400,600 for the period from our inception (October 10, 1995) through December 31, 2011, and, based upon our current plan of operation, we expect that we will incur losses for the foreseeable future.

Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such companies. We are subject to all of the risks inherent to an exploration stage business enterprise, such as limited capital, mineralized materials, lack of manpower, and possible cost overruns associated with our exploration programs. Potential investors must also weigh the likelihood of success in light of any problems, complications, and delays that may be encountered with the exploration of our properties.

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Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

Our independent registered public accounting firm has modified their report related to substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our consolidated financial statements as of and for the year ended December 31, 2011. Because we have not yet generated revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. Although we have completed several equity financings, the fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Our failure to timely file certain periodic reports with the SEC poses significant risks to our business, each of which could materially and adversely affect our financial condition and results of operations.

We did not timely file with the SEC our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2009. Consequently, we were not compliant with the periodic reporting requirements under the Securities Exchange Act of 1934, as amended. As a result of our failure to have timely filed our periodic reports with the SEC, our stock was removed from trading on the OTC Bulletin Board (the “OTCBB”) and began trading on the “Pink Sheets.” Our common stock was again listed on the OTCBB on August 5, 2010. In addition, our failure to timely file those and possibly future periodic reports with the SEC could subject us to enforcement action by the SEC and shareholder lawsuits. Any of these events could materially and adversely affect our financial condition and results of operations and our ability to register with the SEC public offerings of our securities for our benefit or the benefit of our security holders.

We cannot assure you that our common stock will be re-listed, or that once re-listed, it will remain listed.

As a result of the delay in filing our periodic reports with the SEC, we were unable to comply with the listing standards of OTCBB and our common stock was removed from the OTCBB effective May 20, 2009. Our common stock was again listed on the OTCBB on August 5, 2010. We are currently listed on the OTCQB, an interdealer quotation system that is, in almost all respects, comparable to the OTCBB and which requires that we timely file periodic reports with the SEC. If we were to become delinquent in our filings, our common stock may be de-listed from the OTCQB. If it is de-listed again in the future, the price of our common stock will likely be adversely affected and there may be a decrease in the liquidity of our common stock.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never generated revenues and we have never been profitable. Prior to completing exploration on our mineral properties, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our properties, we will fail and you will lose your entire investment in this offering.

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None of the properties in which we have an interest or the right to earn an interest have any known reserves.

The Company currently has an interest in a strategic land package of eleven (11) properties none of which contain any reserves. Please refer to “Description of Properties.” Based on our exploration activities through the date of this Prospectus, we do not have sufficient information upon which to assess the ultimate success of our exploration efforts. If we do not establish reserves we may be required to curtail or suspend our operations, in which case the market value of our common stock may decline and you may lose all or a portion of your investment.

We have only completed the initial stages of exploration of our properties, and thus have no way to evaluate whether we will be able to operate our business successfully. To date, we have been involved primarily in organizational activities, acquiring interests in properties and in conducting preliminary exploration of properties. We have not earned any revenues and have not achieved profitability as of the date of this Prospectus.

We are subject to all the risks inherent to mineral exploration, which may have an adverse affect on our business operations.

Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment.

We are subject to the numerous risks and hazards inherent to the mining industry and resource exploration including, without limitation, the following:

•	interruptions caused by adverse weather conditions; and
•	unforeseen limited sources of supplies resulting in shortages of materials, equipment and availability of experienced manpower.

The prices and availability of such equipment, facilities, supplies and manpower may change and have an adverse effect on our operations, causing us to suspend operations or cease our activities completely.

It is possible that our title for the properties in which we have an interest will be challenged by third parties.

We have not obtained title insurance for our properties. It is possible that the title to the properties in which we have our interest will be challenged or impugned. If such claims are successful, we may lose our interest in such properties. For more information please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our failure to compete with our competitors in mineral exploration for financing, acquiring mining claims, and for qualified managerial and technical employees will cause our business operations to slow down or be suspended.

Our competition includes large established mineral exploration companies with substantial capabilities and with greater financial and technical mineralized materials than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We may also compete with other mineral exploration companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended.

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Compliance with environmental regulations applicable to our operations may adversely affect our capital liquidity.

All phases of our operations in Brazil where our properties are located, will be subject to environmental regulations. Environmental legislation in Brazil is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. It is possible that future changes in environmental regulation will adversely affect our operations as compliance will be more burdensome and costly.

Because we have not allocated any money for reclamation of any of our mining claims, we may be subject to fines if a mining claim is not restored to its original condition upon termination of our activities.

Our directors may face conflicts of interest in connection with our participation in certain ventures because they are directors of other mineral mineralized material companies.

Our directors may also be a director of other companies (including mineralized material exploration companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. It is possible that due to our directors’ conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other participating mineral mineralized materials companies. In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies. Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors’ other companies for which the directors may deem the projects to have a greater benefit.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on performance of our senior management. In particular, our success depends on the continued efforts of Mr. Pearl, our President and Chief Executive Officer. The loss of his services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with any of our officers or our key employees, nor do we have key person insurance covering our employees.

The value and transferability of our shares may be adversely impacted by the limited trading market for our shares.

There is only a limited trading market for our common stock on the OTCQB. This may make it more difficult for you to sell your stock if you so desire.

Our common stock is a penny stock and because “penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquired in this offering.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a “penny stock” is a common stock that is not listed on a national securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause fewer broker dealers to make a market in our stock.

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Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, a substantial number of our shares of common stock which will be issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares under this offering may lose some or all of their investment.

Future sales of shares by us may reduce the value of our stock.

If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline and may result in further dilution of the value of the shares owned by our stockholders.

Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon our current assumptions, expectations and projections, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows, (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities, (d) anticipated trends in the industries in which our technology would be utilized, (e) our future financing plans, and (f) our anticipated needs for working capital.

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Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

We have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities or financing from other sources until, if ever, we generate positive cash flow from operations.

Use Of Proceeds

The Units are being offered directly by us on a no minimum basis directly through our Chief Executive Officer. The offering will be conducted by us for a period of up to 180 days following the date of this Prospectus or the date on which we have sold all of the offered shares. We may extend the offering period for an additional 90 days in our sole discretion and without notice. Please note that:

•	we have no requirement to sell any specific number of shares;
•	we will not return any funds received from investors in the event that we do not sell all of the securities being offered or if the funds received are insufficient for the purposes set forth herein; and
•	we will not deposit the proceeds from this offering in an escrow, trust or similar account.

Accordingly, the proceeds from this offering will be immediately available to us for our use.

Because we cannot with any certainty determine the number of Units which we will actually sell, the following table sets forth our intended use of proceeds depending on the number of Units sold as specified. The actual number of Units sold may be greater or less than the amounts provided for in the tables.

	50,000,000	25,000,000	10,000,000
USE OF PROCEEDS	Units Sold	Units Sold	Units Sold
Offering Expenses (1)	$45,000	$45,000	$45,000
Working Capital	$4,955,000	$2,455,000	$955,000
TOTAL	$5,000,000	$2,500,000	$1,000,000

(1) Includes, estimated accounting and legal fees.

The net proceeds are not allocated for a specific purpose. Following the payment of the offering expenses the net proceeds will be used for working capital, general corporate purposes, and will be applied towards working capital in an effort to minimize our operating losses.

While we currently intend to use the proceeds of this offering substantially in the manner discussed above, we reserve the right to reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended Prospectus reflecting the same.

The amounts and timing of our actual expenditures will depend on numerous factors, including marketing and sales activities, and the growth of our customer base. We may find it necessary to use portions of the net proceeds for other purposes.

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Pending these uses, we intend to invest our net proceeds in short-term, investment grade securities, at prevailing market rates of interest. No portion of the proceeds of the offering will be paid to officers, directors and/or any of their respective affiliates as compensation for the offer and sale of the Units.

Determination Of Offering Price

The offering price of $0.10 per Unit has been arbitrarily determined by us, and bears no significant relationship to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

•	our capital requirements;
•	our current capital resources;
•	our experience in our industry;
•	the experience of our management;
•	our technologies and the state of their current development;
•	the current market price of our common stock;
•	the volatility and lack of liquidity with respect to the public market for our common stock;

•	the percentage of our issued and outstanding shares to be represented by the Unit Shares the Warrant Shares; and

•	the general equity market conditions.

Accordingly, the offering price should not be viewed by you as an indication of the resale or market value of the Unit Shares and the Warrant Shares you purchase. Please refer to “Plan of Distribution.”

Market Price of and Dividends On Our Common Stock and Related Stockholder Matters

Our Common Stock is currently quoted on the OTCQB. Our common stock was removed from the OTCBB effective May 20, 2009 and relisted on the OTCBB on August 5, 2010. Please refer to “Risk Factors.”

The following table sets forth the high and low bid prices for the Common Stock for the calendar quarters indicated as reported by the various listing services for the last two years. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

The stock is also quoted on the Stuttgart Exchange under the symbol A4G.SG, the Dusseldorf Stock Exchange (A4G.DU), the Frankfurt Exchange (A4G.F and XE7RA.A4G.DE) and on the Berlin-Bremen Exchange (A4G.BE).

Quarters	Q1	Q2	Q3	Q4
2012 – High	$0.07	-	-	-
2012 – Low	$0.06	-	-	-
2011 – High	$0.34	$0.32	$0.16	$0.10
2011 – Low	$0.24	$0.12	$0.08	$0.04
2010 – High	$0.61	$0.52	$0.52	$0.41
2010 – Low	$0.36	$0.35	$0.25	$0.25

(1) The closing price on April 5, 2012, was $0.058.

As of April 5, 2012, there were approximately 743 holders of record of the Common Stock. We have not paid any cash dividends. Please refer to “Dividend Policy” below. We do not have securities authorized for issuance under an equity compensation plan.

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At April 5, 2012, the Company had 10,650,000 (2011: 9,050,000 2010: 1,700,000) stock options outstanding under the incentive stock option plan. The stock options are exercisable at prices ranging from $0.05 to $0.26 per share, with expiry dates ranging from August 6, 2012 to 12 January 2017. If the holders were to acquire all 10,650,000 (2011: 9,050,000 2010: 1,700,000) shares issuable upon the exercise of all incentive stock options outstanding, the Company would receive an additional $1,078,500 (2011: $998,500, 2010: $442,000).

We did not make any repurchases of our securities during the fiscal year ended December 31, 2011, or the subsequent period through to April 5, 2012.

Transfer Agent

The transfer agent of our common stock is Worldwide Stock Transfer, LLC, having an office at 433 Hackensack Avenue, Level L. Hackensack, NJ, USA 07601.

Penny Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a “penny stock.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.

Rule 144

There were 109,912,589 shares of Common Stock issued and outstanding at April 5, 2012, of which 5,428,896 shares are deemed "restricted securities," within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

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Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least nine months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to “Risk Factors.”

Dividend Policy

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital mineralized materials for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

The following information should be read in conjunction with our audited consolidated financial statements and related notes thereto for the years ended December 31, 2011 and 2010, included elsewhere in this Prospectus. We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading “Risk Factors.”

General

The Company is a mineral exploration company engaged in the exploration of base, precious metals and industrial minerals worldwide. The Company was incorporated under the laws of the State of Delaware on October 10, 1995, under the name "Chefs Acquisition Corp."

The Company had no revenues during fiscal 2011 and 2010 and has sustained losses since inception. The Company has been issued a modified opinion by the auditors relating to the going concern uncertainty and relies upon the sale of securities to fund operations. The Company will not generate revenues even if any of the exploration programs indicate that a mineral deposit may exist on properties. Accordingly, the Company will be dependent on future financings in order to maintain operations and continue exploration activities. Funds raised in fiscal 2011 and 2010 were used for exploration of properties and general administration.

The Company conducts principal and technical activities from Coresco AG, Level 3, Gotthardstrasse 20, 6304 Zug, Switzerland. The telephone number is (+41) 7887-96966. These offices are provided to the Company on a month to month basis. The Company believes these offices are adequate for the business requirements during the next 12 months. The Company does not own any real property.

The Company is a junior mineral exploration company. During the Fiscal Year 2011 the Company reconstituted the board of directors and appointed a Chief Financial Officer. Management and the board reviewed and clarified the strategic objectives of the Company to concentrate efforts on existing operations where infrastructure already exists, properties presently being developed or in advanced stages of exploration that have potential for additional discoveries and grass-roots exploration opportunities. The Company is currently concentrating on exploration activities in Brazil. The board has terminated several agreements for mineral property rights during Fiscal 2011 (or subsequent year end) with a view to consolidate and concentrate on the strategic land package of assets located in the Tapajos Region of Brazil.

The Company’s properties are in the exploration stage only and are without a known body of mineral reserves. Development of the properties will follow only if satisfactory exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. There is no assurance that mineral exploration and development activities will result in any discoveries of commercially viable bodies of mineralization. The long-term profitability of operations will be, in part, directly related to the cost and success of the Company’s exploration programs, which may be affected by a number of factors.

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Significant developments during the year ended December 31, 2011 and Subsequent Events to April 5, 2012

The Company is a mineral exploration company engaged in the exploration of base, precious metals and industrial minerals worldwide. The Company was incorporated under the laws of the State of Delaware on October 10, 1995, under the name "Chefs Acquisition Corp."

The Company has no revenues, has sustained losses since inception, has been issued a modified opinion by the auditors relating to going concern uncertainty and relies upon the sale of securities to fund operations. The Company will not generate revenues even if any of exploration programs indicate that a mineral deposit may exist on the properties. Accordingly, the Company will be dependent on future financings in order to maintain operations and continue exploration activities. Funds raised in fiscal years 2011 and 2010 were used for exploration of properties, payment for the Asset Purchase Agreement (for the Boulder, Colorado property) and general administration.

During 2011 and 2010 and through April 5, 2012 the Company has been evaluating property holdings in order to determine whether to implement exploration programs on existing properties or to acquire interests in new properties.

The Company has calculated a body of mineralized material to Guide 7 standards calculated in accordance with the Australasian Joint Ore Reserves Committee (the “JORC”) code for reporting of Mineral Resources and Ore Reserves (the “JORC Code”). The JORC resource is currently estimated at 130,000 ounces at 2.0 g/t calculated on a 0.5 g/t cut off. This mineralized material is located on the Săo Domingos property discussed below. The rest of the Brazil properties are in the preliminary exploration stage and do not contain any known bodies of ore.

In Brazil, Aurora has eleven (11) properties within the Tapajos Gold Province. The Exploration licence areas are divided into 2 groups, the Săo Domingos and the Sao Joao areas. The Company has conducted exploration activities on all our properties and have ranked the properties in order of merit and may discontinue such activities and dispose of some of the rights to mineral exploration on the properties if further exploration work is not warranted. A summary of these properties approved by the Department of National Production Minerals (DNPM) is set out below. For further detail on these properties refer to “Mining and Exploration Properties”.

a)	DNPM Process 850.684/06 4,914.18 ha
b)	DNPM Process 850.782/05 6,656.20 ha
c)	DNPM Processes 850.012/06 and 850.013/06; 1128.08 ha and 750.55 ha respectively
d)	DNPM Process 850.119/06 1,068.72 ha
e)	DNPM Process 859.587/95 5,000.00 ha
f)	DNPM Process 853.785/93 to 853.839/93; 2,747.22 ha
g)	DNPM Process 851.533/94 to 851.592/94; 2,687.66 ha
h)	DNPM Process 850.14/06 and 850.581/06 and 850.256/07; 421.45 ha, 4276.03 ha and 4,036.00 ha respectively

Săo Joăo – Samba Minerals farm in agreement (terminated October 17, 2011)

On October 17, 2011 the Company terminated this licence and Option Agreement by providing written notice to Samba. The Company is free of all and any future payment commitments. The interest in the properties will be formally relinquished in fiscal 2012.

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Comandante Araras – Samba Minerals farm in agreement (terminated October 17, 2011)

On October 17, 2011 the Company terminated this licence and Option Agreement by providing written notice to Samba. The Company is free of all and any future payment commitments. The interest in the properties will be formally relinquished in fiscal 2012.

British Columbia, Canada – Kumealon (subsequent event – relinquished January 20, 2012)

In February 1999, the Company acquired, by staking, a high grade limestone property three (3) square kilometers (741 acres) located on the north shore of Kumealon Inlet, 54 kilometers south-southeast of Prince Rupert, British Columbia, Canada. This property is highlighted by consistence of purity and whiteness of the limestone zone outcropping along the southwest shore of Kumealon Lagoon. The zone is comprised mostly of white, recrystallized, fine to course grained limestone, striking 150 degrees and can be traced for at least 1200 meters. The zone is estimated to have an average stratigraphic thickness of 180 meters. Chip samples taken across the zone averaged 55.06% CaO, 2.11% insolubles and 43.51% ignition loss. This property has no known reserves. During this period the Company conducted only preliminary exploration activities on these properties.

On January 20, 2012 the Company relinquished this licence.

AGC Resources LLC (Boulder, Colorado Property) – Disposed June 14, 2011

On June 14, 2011, the Company, entered into an Asset Purchase Agreement with Devtec Management Ltd. (“Devtec”), pursuant to which the Company sold its subsidiary, AGC, which owns certain properties in Boulder, Colorado (see note 3(c) of the consolidated Financial Statements for a discussion of the specific assets purchased by AGC in June 2010), to Devtec for a total of $2 million, plus royalty. Under the terms of the agreement, Devtec will pay the Company $1 million upon production of the cumulative total of 1,000 ounces of gold and/or silver, and a further $1 million on the nine month anniversary of the payment of the first $1 million. Additionally, Devtec will pay the Company a 5% royalty from the start of production.

The Company is unable to reasonably estimate the amount of minerals the properties will produce, if any, and thus there is uncertainty as to whether the purchase price will be collected. Further, the collection of any purchase price is also contingent on the outcome of the court case described in Note 3(c) of the consolidated Financial Statements. Given these factors, collection of the purchase price is not considered reasonably possible at the time of this report given the current uncertain status of exploration work on the Boulder, Colorado properties and the uncertainties of the related legal action and thus no purchase price has been recorded. Once collection of the purchase price becomes assured and the aforementioned uncertainties resolved, the purchase price will be recorded.

Therefore, the Company recognized a loss on the sale of its subsidiary of $2,757,511 during the year ended December 31, 2011, which represents the net book value of the assets transferred to Devtec on June 14, 2011 (no liabilities were assumed by Devtec) as follows:

Reclamation bonds	$245,221
Buildings and equipment	$753,605
Participating interest in mineral property	$1,758,685
Total	$2,757,511

Expenditure

For fiscal years ended December 31, 2011 and 2010 the Company recorded exploration expenses of $307,613 and $644,313 respectively.

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Financing

On December 20, 2011, the Company entered into subscription agreements for 8,000,000 shares of common stock at a purchase price of $0.04 per share for a gross aggregate price of $320,000. Attached to each unit of common stock is one (1) series A stock purchase warrant. Each full Series A warrant entitles the holder to purchase an additional share of the Company’s common stock at an exercise price of $0.08 per share for a period of eighteen months commencing on December 20, 2011 and expiring on June 20, 2013. Pursuant to the subscription agreements, each of the Investors has represented that they are not a U.S. person, as such term is defined in Regulation S. In connection with the offering, the Company has agreed to pay a cash commission equal to 8% of all funds received or an aggregate of up $25,600.

On December 15, 2011, the Company entered into debt settlement agreements with creditors and related parties in consideration for the issue of the Company’s common stock at a per share price of $0.02 per share. $218,754 was settled for 10,937,721 shares of common stock.

During 2011 the Company received funds from advances from individuals and a company, totalling $257,000, that were non-interest bearing, were due on demand and were unsecured. As at the end of the year this total amount was reduced to $137,000 due to $120,000 of this advance being converted to common stock for settlement of this indebtedness in December 2011 at $0.04 per share.

In September 2011, 1,671,000 shares were issued to an individual for cash at $0.10 per share. In September 2011, 150,000 shares were issued to a company for services rendered at $0.16 per share.

In April 2011, as an incentive to assist with future private placements, the Company authorized the payment of a non cash finder’s fee of 450,000 shares of common stock of the Company in connection with the private placement completed in April 2010. The shares were issued in May 2011. All shares issued were to individuals and companies who reside outside the United States of America. The issuance of the shares was exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof as well as the exemption from registration requirements afforded by Regulation S.

During the period January 1 to December 31, 2010, the Company received cash of $3,895,000 from a private placement of 12,983,335 common shares at $0.30 per share, paid non cash finder’s fees of 1,126,111 shares in connection with the private placement, issued 685,900 shares in settlement of indebtedness and expenses amounting to $205,770 and paid a non cash finder’s fee of 500,000 shares in connection with a property acquisition valued at $0.30 per share. The shares were issued to individuals and companies who reside outside the USA. The issuance of the shares were exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof as well as the exemption from registration requirements afforded by Regulation S. Furthermore during 2010, two loans payable were repaid at $250,000 each and two advances payable received during the year ended December 31, 2009 were repaid at $50,000 each

Exploration Activities

The Company conducts principal and technical activities from Coresco AG, Level 3, Gotthardstrasse 20, 6304 Zug, Switzerland. The telephone number is (+41) 7887-96966. These offices are provided to the Company on a month to month basis. The Company believes these offices are adequate for the business requirements during the next 12 months. The Company does not own any real property.

The Company is a junior mineral exploration company. During the Fiscal Year 2011 the Company reconstituted the board of directors and appointed a Chief Financial Officer. Management and the board reviewed and clarified the strategic objectives of the Company to concentrate efforts on existing operations where infrastructure already exists, properties presently being developed or in advanced stages of exploration that have potential for additional discoveries and grass-roots exploration opportunities. The Company is currently concentrating property exploration activities in Brazil. The board has terminated several agreements for mineral property rights during Fiscal 2011 (or subsequent year end) with a view to consolidate and concentrate on the strategic land package of assets located in the Tapajos Region of Brazil.

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The properties are in the exploration stage only and without a known body of mineral reserves. Development of the properties will follow only if satisfactory exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. There is no assurance that the mineral exploration and development activities will result in any discoveries of commercially viable bodies of mineralization. The long-term profitability of the operations will be, in part, directly related to the cost and success of the exploration programs, which may be affected by a number of factors.

In Brazil, Aurora has six (6) exploration licenses within the Tapajos Gold Province. The Exploration licence areas are divided into 2 groups, the Săo Domingos and the Sao Joao areas.

Year Ended December 31, 2011 (Fiscal 2011) versus Year Ended December 31, 2010 (Fiscal 2010)

Revenues and Net Loss – The Company has yet to generate any revenues or establish any history of profitable operations. For the year ended December 31, 2011 the Company recorded a net loss of $4,627,338 (2010: net loss $2,302,083) or $(0.05) [2010: $(0.03)] per share.

Expenses – General and administrative expenses consist primarily of personnel, legal, investor relations, stock based compensation, accounting and other professional and administrative costs. For the year ended December 31, 2011 the Company recorded General and Administrative expenses of $550,655 (2010: $397,848). Professional fees for accounting of $129,353 (2010: $120,220) and legal $111,772 (2010: $308,323) were also incurred. The majority of the legal costs incurred during fiscal 2010 relate to the Global Asset Purchase Agreement on 14 June 2011.

Exploration expenditures – Exploration expenses are charged to operations as they are incurred. For the year ended December 31, 2011 the Company recorded exploration expenses of $307,613 (2010: $644,313).

Depreciation expenses – Depreciation expenses charged to operations for the year ended December 31, 2011 were $27,897 (2010: $17,738).

AGC Resources LLC – (Boulder, Colorado Property Disposed June 14, 2011)

On June 14, 2011, the Company, entered into an Asset Purchase Agreement with Devtec Management Ltd. (“Devtec”), pursuant to which the Company sold its subsidiary, AGC, which owns certain properties in Boulder, Colorado (see note 3(c) of the consolidated Financial Statements for a discussion of the specific assets purchased by AGC in June 2010), to Devtec for a total of $2 million, plus royalty. Under the terms of the agreement, Devtec will pay the Company $1 million upon production of the cumulative total of 1,000 ounces of gold and/or silver, and a further $1 million on the nine month anniversary of the payment of the first $1 million. Additionally, Devtec will pay the Company a 5% royalty from the start of production.

The Company is unable to reasonably estimate the amount of minerals the properties will produce, if any, and thus there is uncertainty as to whether the purchase price will be collected. Further, the collection of any purchase price is also contingent on the outcome of the court case described in Note 3 of the consolidated Financial Statements. Given these factors, collection of the purchase price is not considered reasonably possible at the time of this report given the current uncertain status of exploration work on the Boulder, Colorado properties and the uncertainties of the related legal action and thus no purchase price has been recorded as of December 31, 2011. Once collection of the purchase price becomes assured and the aforementioned uncertainties resolved, the purchase price will be recorded in the Consolidated Statements of Operations.

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Therefore, the Company is recognizing a loss on the sale of its subsidiary of $2,757,511 for the year ended December 31, 2011, which represents the net book value of the assets transferred to Devtec on June 14, 2011 (no liabilities were assumed by Devtec) as follows:

Reclamation bonds	$245,221
Buildings and equipment	$753,605
Participating interest in mineral property	$1,758,685
Total	$2,757,511

Capital Resources and Liquidity

December 31, 2011 versus December 31, 2010

Recent developments in capital markets have restricted access to debt and equity financing for many companies. The Company's exploration properties are in the exploration stage and have not commenced commercial production. Consequently the Company has no history of earnings or cash flow from its operations. As a result, the Company is reviewing its 2012 exploration and capital spending requirements in light of the current and anticipated, global economic environment.

The Company currently finances its activities primarily by the private placement of securities. There is no assurance that equity funding will be accessible to the Company at the times and in the amounts required to fund the Company’s activities. There are many conditions beyond the Company’s control which have a direct bearing on the level of investor interest in the purchase of Company securities. The Company may also attempt to generate additional working capital through the operation, development, sale or possible joint venture development of its properties; however, there is no assurance that any such activity will generate funds that will be available for operations. Debt financing has been used to fund the Company’s property acquisitions and exploration activities. The Company does not have “standby” credit facilities, or off-balance sheet arrangements and it does not use hedges or other financial derivatives. The Company has no agreements or understandings with any person as to additional financing.

At December 31, 2011, the Company had cash of $237,426 (2010: $579,191) and working capital deficiency of $(300,218) (2010 working capital of $227,326). Total liabilities as of December 31, 2011 were $537,644 (2010: $372,019).

On December 20, 2011, the Company entered into subscription agreements for 8,000,000 shares of common stock at a purchase price of $0.04 per share for a gross aggregate price of $320,000. Attached to each unit of common stock is one (1) series A stock purchase warrant. Each full Series A warrant entitles the holder to purchase an additional share of the Company’s common stock at an exercise price of $0.08 per share for a period of eighteen months commencing on December 20, 2011 and expiring on June 20, 2013. Pursuant to the subscription agreements, each of the Investors has represented that they are not a U.S. person; as such term is defined in Regulation S. In connection with the offering, the Company has agreed to pay a cash commission equal to 8% of all funds received or an aggregate of up $25,600.

On December 15, 2011, the Company entered into debt settlement agreements with creditors and related parties in consideration for the issue of the Company’s common stock at a per share price of $0.02 per share. $218,754 was settled for 10,937,721 shares of common stock.

During 2011 the Company received funds from advances from individuals and a company, totalling $257,000, that were non-interest bearing, were due on demand and were unsecured. As at the end of the year this total amount was reduced to $137,000 due to $120,000 of this advance being converted to common stock for settlement of this indebtedness in December 2011 at $0.04 per share.

In September 2011, 1,671,000 shares were issued to an individual for cash at $0.10 per share. In September 2011, 150,000 shares were issued to a company for services rendered at $0.16 per share.

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In April 2011, as an incentive to assist with future private placements, the Company authorized the payment of a non cash finder’s fee of 450,000 shares of common stock of the Company in connection with the private placement completed in April 2010. The shares were issued in May 2011. All shares issued were to individuals and companies who reside outside the United States of America. The issuance of the shares was exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof as well as the exemption from registration requirements afforded by Regulation S.

During the period January 1 to December 31, 2010, the Company received cash of $3,895,000 from a private placement of 12,983,335 common shares at $0.30 per share, paid non cash finder’s fees of 1,126,111 shares in connection with the private placement, issued 685,900 shares in settlement of indebtedness and expenses amounting to $205,770 and paid a non cash finder’s fee of 500,000 shares in connection with a property acquisition valued at $0.30 per share. The shares were issued to individuals and companies who reside outside the USA. The issuance of the shares were exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof as well as the exemption from registration requirements afforded by Regulation S. Furthermore during 2010, two loans payable were repaid at $250,000 each and two advances payable received during the year ended December 31, 2009 were repaid at $50,000 each.

The general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the USA and applicable to a going concern concept which contemplates the realization of assets and the satisfaction of liabilities and commitments during the normal course of business. As discussed in note 1 to the consolidated financial statements, the Company has incurred recurring operating losses since inception, has not generated any operating revenues to date and during 2011 operating activities used cash of $1,062,075 (2010: $2,423,112). The Company requires additional funds to meet the Company obligations and maintain the operations. The Company does not have sufficient working capital to (i) pay administrative and general operating expenses through December 31, 2012 and (ii) to conduct preliminary exploration programs. Without cash flow from operations, the Company may need to obtain additional funds (presumably through equity offerings and/or debt borrowing) in order, if warranted, to implement additional exploration programs on the properties. While the Company may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of the properties, there is no assurance that any such activity will generate funds that will be available for operations. Failure to obtain such additional financing may result in a reduction of interest in certain properties or an actual foreclosure of interest. The Company has no agreements or understandings with any person as to such additional financing.

The exploration properties have not commenced commercial production and the Company has no history of earnings or cash flow from operations. While the Company may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of property, there is no assurance that any such activity will generate funds that will be available for operations.

Cash Flow

Operating activities: During 2011 operating activities of the Company used cash of $1,062,075 (2010: $2,423,112). The following is a breakdown of cash used for operating activities: Depreciation and amortization of $27,897 (2010: $17,738). Changes in prepaid expenses and other assets resulted in an increase in cash of $20,344 (2010: $54,449). Changes in accounts payable and accrued expenses (including related party) resulted in a increase in cash of $55,343 (2010: $403,216).

Investing Activities: During the year ended December 31, 2011, $80,000 of the financial warranty with respect to the Colorado Mined Land Reclamation bonds was returned to the Company. During the year ended December 31, 2010, $500,000 was spent acquiring the Front Range Gold joint venture property and related buildings and equipment in Boulder, Colorado, USA, $17,800 on equipment and $325,221 was spent on Mined Land Reclamation Bonds with the State of Colorado and the Front Range Project joint venture.

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Financing Activities: The Company intends to finance activities by raising capital through the equity markets. In October 2011, the Company filed a Registration Statement on Form S-1 offering up to a maximum of 50,000,000 units of the Company's securities at an offering price of $0.10 per Unit in a direct public offering, without any involvement of underwriters or broker-dealers. Each Unit consists of one (1) share of common stock at a $0.001 par value per share and one (1) Stock Purchase Warrant. Each full Warrant entitles the holder to purchase one additional share of common stock at a price of $0.20 for a period of two years commencing November 1, 2011 through October 31, 2013. The Units will be sold by the Chief Executive Officer and President. To date, no funds have been obtained from this offering.

On December 20, 2011, the Company entered into subscription agreements for 8,000,000 shares of common stock at a purchase price of $0.04 per share for a gross aggregate price of $320,000. Attached to each unit of common stock is one (1) series A stock purchase warrant. Each full Series A warrant entitles the holder to purchase an additional share of the Company’s common stock at an exercise price of $0.08 per share for a period of eighteen months commencing on December 20, 2011 and expiring on June 20, 2013. Pursuant to the subscription agreements, each of the Investors has represented that they are not a U.S. person; as such term is defined in Regulation S. In connection with the offering, the Company has agreed to pay a cash commission equal to 8% of all funds received or an aggregate of up $25,600.

On December 15, 2011, the Company entered into debt settlement agreements with creditors and related parties in consideration for the issue of the Company’s common stock at a per share price of $0.02 per share. $218,754 was settled for 10,937,721 shares of common stock.

During 2011 the Company received funds from advances from individuals and a company, totalling $257,000, that were non-interest bearing, were due on demand and were unsecured. As at the end of the year this total amount was reduced to $137,000 due to $120,000 of this advance being converted to common stock for settlement of this indebtedness in December 2011 at $0.04 per share.

In September 2011, 1,671,000 shares were issued to an individual for cash at $0.10 per share. In September 2011, 150,000 shares were issued to a company for services rendered at $0.16 per share.

In April 2011, as an incentive to assist with future private placements, the Company authorized the payment of a non cash finder’s fee of 450,000 shares of common stock of the Company in connection with the private placement completed in April 2010. The shares were issued in May 2011. All shares issued were to individuals and companies who reside outside the United States of America. The issuance of the shares was exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof as well as the exemption from registration requirements afforded by Regulation S.

During the period January 1 to December 31, 2010, the Company received cash of $3,895,000 from a private placement of 12,983,335 common shares at $0.30 per share, paid non cash finder’s fees of 1,126,111 shares in connection with the private placement, issued 685,900 shares in settlement of indebtedness and expenses amounting to $205,770 and paid a non cash finder’s fee of 500,000 shares in connection with a property acquisition valued at $0.30 per share. The shares were issued to individuals and companies who reside outside the USA. The issuance of the shares were exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof as well as the exemption from registration requirements afforded by Regulation S. Furthermore during 2010, two loans payable were repaid at $250,000 each and two advances payable received during the year ended December 31, 2009 were repaid at $50,000 each.

Dividends

The Company has neither declared nor paid any dividends on its’ Common Stock. The Company intends to retain earnings to finance growth and expand operations and does not anticipate paying any dividends on common stock in the foreseeable future.

Asset-Backed Commercial Paper

The Company has no asset-backed commercial paper.

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Fair Value of Financial Instruments and Risks

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash, accounts payable, accrued expenses and advances payable (including those amounts owing to related parties) approximate their fair value because of the short-term nature of these instruments.

Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates outside of the United States of America (primarily in Brazil) and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar in which the operations are reported.

Share Capital

At April 5, 2012, the Company had:

-	Authorized share capital of 300,000,000 (December 31, 2011: 300,000,000; December 31, 2010: 300,000,000) common shares with par value of $0.001 each
-	109,912,589 common shares were issued and outstanding as at April 5, 2012 (December 31, 2011: 109,912,589; December 31, 2010: 88,703,868).
-	10,650,000 (2011: 9,050,000 2010: 1,700,000) stock options were outstanding under the incentive stock option plan. The stock options are exercisable at prices ranging from $0.05 to $0.26 per share, with expiry dates ranging from August 6, 2012 to 12 January 2017. If the holders were to acquire all 10,650,000 (2011: 9,050,000 2010: 1,700,000) shares issuable upon the exercise of all incentive stock options outstanding, the Company would receive an additional $1,078,500 (2011: $998,500, 2010: $442,000).

Market Risk Disclosures

The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes during the years ended December 31, 2011 and 2010 and the subsequent period to April 5, 2012.

Off-balance Sheet Arrangements and Contractual Obligations

The Company does not have any off-balance sheet arrangements or contractual obligations at December 31, 2011, and the subsequent period to April 5, 2012, that are likely to have or are reasonably likely to have a material current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that have not been disclosed in consolidated financial statements.

Application of Critical Accounting Policies

The accounting policies and methods utilized in the preparation of the consolidated financial statements determine how the Company reports the financial condition and results of operations and may require management to make estimates or rely on assumptions about matters that are inherently uncertain. The accounting policies are described in note 2 to our December 31, 2011 consolidated financial statements. The accounting policies relating to mineral property and exploration costs, depreciation and amortization of property, plant and equipment and stock-based compensation are critical accounting policies that are subject to estimates and assumptions regarding future activities.

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In 2007, the Company's Board of Directors approved the 2007 Stock Option Plan (amended September 29, 2008) (“the Plan”) to offer an incentive to obtain services of key employees, directors and consultants of the Company. The Plan provides for the reservation for awards of an aggregate of 10% of the total shares of Common Stock outstanding from time to time. No Plan participant may receive stock options exercisable for more than 2,500,000 shares of Common Stock in any one calendar year. Under the Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of options granted to employees who hold more than 10% of the Company's capital stock on the date of grant). The term of stock options granted under the Plan is not to exceed ten years and the stock options vest immediately upon granting. The total fair value of options granted for during the reporting period are expensed in full as options are vested in full on grant. The fair value of options are determined using the Black Scholes option pricing model that takes into account the exercise price, the expected life of the option, the share price at grant date and expected price volatility of the underlying share, the expected dividend yield (nil assumed) and the risk free interest rate for the term of the option. Due to the fact that the Company has not had significant options granted to develop historical data to provide a reasonable basis to estimate, for the year ended December 31, 2011 Management utilizes the simplified method.

Buildings and equipment are carried at cost (including development and preproduction costs, capitalized interest, other financing costs and all direct administrative support costs incurred during the construction period, net of cost recoveries and incidental revenues), less accumulated depletion and depreciation including write-downs. Following the construction period, interest, other financing costs and administrative costs are expensed as incurred.

On the commencement of commercial production, depletion of each mining property is provided on the unit-of-production basis, using estimated proven and probable reserves as the depletion basis.

Buildings and equipment utilized directly in commercial mining activities are depreciated, following the commencement of commercial production, over their expected economic lives using either the unit-of-production method or the straight-line method.

Depreciation for non-mining equipment is provided over the following useful lives:

-	Vehicles	10 years
-	Office equipment, furniture and fixtures	2 to 10 years

The Company reviews the carrying values of its buildings and equipment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. An impairment is considered to exist if total estimated future cash flows, or probability-weighted cash flows on an undiscounted basis, are less than the carrying value of the assets.

An impairment loss is measured and recorded based on discounted estimated future cash flows associated with values beyond proven and probable reserves and resources. In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable future cash flows that are largely independent of cash flows from other asset groups. Generally, in estimating future cash flows, all assets are grouped at a particular property for which identifiable cash flows exist. Buildings and equipment utilized directly in commercial mining activities are depreciated, following the commencement of commercial production, over their expected economic lives using either the unit-of-production method or the straight-line method.

The Company accounts for its mineral properties on a cost basis whereby all direct costs, net of pre-production revenue, relative to the acquisition of the properties are capitalized. All sales and option proceeds received are first credited against the costs of the related property, with any excess credited to earnings. Once commercial production has commenced, the net costs of the applicable property will be charged to operations using the unit-of-production method based on estimated proven and probable recoverable reserves. The net costs related to abandoned properties are charged to operations.

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Exploration costs are charged to operations as incurred until such time that proven reserves are delineated. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As at December 31, 2011 and 2010, the Company did not have proven reserves. Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities.

The Company reviews the carrying values of its mineral properties on a regular basis by reference to the project economics including the timing of the exploration and/or development work, the work programs and the exploration results experienced by the Company and others. The review of the carrying value of any producing property will be made by reference to the estimated future operating results and net cash flows. When the carrying value of a property exceeds its estimated net recoverable amount, provision is made for the decline in value.

The recoverability of the amounts recorded for mineral properties is dependent on the confirmation of economically recoverable reserves, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain the necessary financing to successfully complete their development and the attainment of future profitable operations or proceeds from disposition.

Estimated costs related to site restoration programs during the commercial development stage of the property are accrued over the life of the project.

US GAAP requires the Company to consider at the end of each accounting period whether or not there has been an impairment of the capitalized property, plant and equipment. This assessment is based on whether factors that may indicate the need for a write-down are present. If management determine there has been an impairment then management is required to write-down the recorded value of the property, plant and equipment which reduces earnings and net assets.

Related Party Transactions

The proposed business raises potential conflicts of interests between certain officers and directors of the Company. Certain directors are directors of other mineral resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate, the directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of the directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

In determining whether the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk exposure and the financial position at that time. Other than as indicated, the Company has no other procedures or mechanisms to deal with conflicts of interest. The Company is unaware of the existence of any conflict of interest as described herein.

Other than as disclosed below, during the year ended December 31, 2011 and 2010, none of our current directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect the Company.

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There have been no transactions or proposed transactions with officers and directors during the last two years to which the Company is a party except as follows:

During year ended December 31, 2011, consulting fees of $295,701 (2010: $339,590) were incurred to directors and officers of the Company and its subsidiary. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

Included in accounts payable (related parties) at December 31, 2011 is $nil (2010:17,264) payable to officers and directors of the Company for consulting fees and various expenses incurred on behalf of the Company.

CURRENT OUTLOOK

General Economic Conditions

Current problems in credit markets and deteriorating global economic conditions have lead to a significant weakening of exchange traded commodity prices, including precious and base metal prices. Volatility in these markets is also high. It is difficult in these conditions to forecast metal prices and demand trends for products to be produced if mining operations were current. Credit market conditions have also increased the cost of obtaining capital and limited the availability of funds. Accordingly, management is reviewing the effects of the current conditions on our business.

It is anticipated that for the foreseeable future, the Company will rely on the equity markets and Option and Warrant holders to meet financing requirements and continue to enter into debt settlements to preserve the Company’s capital reserves. The Company will also consider entering into joint venture arrangements to advance its properties if a suitable opportunity presents.

Capital and Exploration Expenditures

The Company is reviewing capital and exploration spending in light of current market conditions. As a result of our review, the Company may curtail a portion of our capital and exploration expenditures during 2012.

The Company is currently concentrating our exploration activities in Brazil and examining data relating to the potential acquisition or joint venturing of additional mineral properties in either the exploration or development stage.

Plans for Next Twelve Months

The following Plan of Operation contains forward-looking statements that involve risks and uncertainties, as described below. Our actual results could differ materially from those anticipated in these forward-looking statements.

During the next 12 months the Company intends to raise additional funds through equity offerings and/or debt borrowing to meet our administrative/general operating expenses and to conduct work on exploration properties. There is, of course, no assurance that the Company will be able to do so and the Company does not have any agreements or arrangements with respect to any such financing.

The exploration properties have not commenced commercial production and the Company has no history of earnings or cash flow from operations. While the Company may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of properties, there is no assurance that any such activity will generate funds that will be available for operations.

The Company intends to concentrate exploration activities on the Brazilian Tapajos properties and examine data relating to the potential acquisition or joint venturing of additional mineral properties in either the exploration or development stage in other South American countries. Additional contractors and consultants may be hired on as and when the requirement occurs.

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The exploration work program for the remainder of 2012 will focus on the Brazilian properties. In Brazil the Company intends to follow up results from previous work on the Sao Domingo property, including the previous drilling and mapping over the Fofoca target area. Follow up evaluation of the geophysical anomaly west of Fofoca is required to test any strike continuity of potential economic mineralisation. This work will entail surface mapping, sampling of soils on a grid basis to delineate geochemical anomalies, stream sediment sampling, geophysical surveying and drilling.

The Company has set up a field operations centre at the Săo Domingos property and intend to continue to focus our exploration activities on anomalies associated with the Săo Domingos property. The Company selected the Săo Domingos property based on its proximity to our other properties, and the logistics currently in place. Access to the Săo Domingos property is by light aircraft to a well-maintained strip, by road along the government maintained Trans Garimpeiro highway, and by boat along the multitude of waterways in the Amazon Basin.

Work conducted both on a regional and prospect scale since 2006 has included mapping, rock chip sampling, a large scale soil geochemical sampling grid, ground-based geophysical testing, partial trenching over the vein systems and sub-surface drill testing of several prospect areas at Fofoca, Esmeril, Santa Isabel and Atacadão.

The Fofoca Prospect (“Fofoca”) is the primary area of interest that has been identified to date. Hydrothermal alternation observed at Fofoca and surrounding prospects is considered characteristic of epithermal style mineralization systems in the region. Fofoca has been interpreted as a multiple lode gold system, with lodes that are shear hosted in granite country rocks and strike approximately east-west dipping moderately to the south. Gold mineralization is associated with quartz veining which hosts various sulphides, including pyrite, arsenopyrite, galena and chalcopyrite. Fofoca has over 580 meters of potential strike with typical breccia vein widths of over one meter dipping at around 80 degrees south. Thicknesses of approximately 20 meters of quartz stockwork have been seen in drill core in the central parts of deposit caused by post-mineralization brittle faulting.

Exploration work completed at Fofoca in 2006 included logging of six trenches over anomalous quartz veins, followed by a 17 hole, HQ/NQ drill program (2,606 meters) to test the trenches at depth. Drilled to a maximum depth of 185 meters, with an average depth of 153 meters, the drilling returned several high grade, thin intercepts of auriferous quartz veins.

A second HQ/NQ drilling campaign (FOF-18 and 19) started in mid-2007 in which two holes were drilled into Fofoca. This program targeted down dip extensions, with drill hole 18 descending to 250 meters, but only encountered small stockwork vein systems. Generally the drill holes encountered thin hydrothermally brecciated, vuggy, sulphidic quartz veins with alterations ranging from argillic through to potassic (possible overprinting) which is typical for this style of mineralisation. No metallurgical test work was undertaken.

Based on mapping, sampling, trenching and ground-based IP surveys, the Fofoca structure appears to continue to the west, being displaced by late stage faulting to the north. This structural trend is believed to link Fofoca with the Cachoeirinha (Fofoca West) area, providing the potential to add significantly to currently outlined resources. No drilling has been conducted on Fofoca West. We will continue to evaluate the potential of the São Domingós Project and will work to determine whether the Fofoca could evolve along strike and link up with other noted targets further along strike. Further drilling, trenching and geophysics is planned to further assess the São Domingós Project.

Currently the system still remains open along strike in both directions and at depth. The Company will continue to evaluate the potential, and are confident that Fofoca could evolve further and link up with other noted targets further along strike

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A recent discovery was made on the Atacadau area and has been called Colibri. Here artisanal miners uncovered an area of stock work mineralization that was subsequently sampled and returned some high-grade assays. Further sampling of material that was exposed by artisanal activity around the Colibri occurrence was conducted. Whilst monitoring the artisanal activity mapping and measurements of the structures and orientations of theoretical mineralization channels were conducted. The results showed that there are possible correlations to the Atacadau mineralization noted from previous mapping and drilling. The Company intends to cut trenches across the strike of the mineralizing structures to better understand the size both laterally and along strike. We will then test the strike extent with geophysics in a similar manner as that conducted on the Fofoca area.

In 2012, the Company will continued to follow up exploration results on the Fofoca area and plan to initiate further exploration programs on other areas of the Sao Domingos property. It is anticipated that we will drill a series of holes within the Fofoca area for engineering and metallurgical test work as well as to test for depth extensions of the known gold occurrences. Other exploration on the Săo Domingos property areas will involve further mapping of the outcrop geology and sampling soils and scree from shafts of previous workers in order to confirm lithologies and structural trends noted from drilling and published government maps. Currently, five anomalous areas on the Sao Domingos property have been identified from soil and rock chip sampling, at Atacadão, Esmeril, Fofoca and Cachoeira, and we plan to conduct further investigation. Several other areas have been identified from remote sensing satellite imagery which will also be followed up.

Remote sensing imagery is critical as an aid to exploration in the Tapajos due to the nature of the location as well as to the development of the project. By the application of various spectral analytical methods, the Company has been able to locate numerous areas for follow up investigation. A digital elevation map obtained by SRTM radar mapping has been essential to regional appraisal of the Sao Domingo property.

By viewing spectral wave band ratio's designed to indicate iron oxides and clay minerals, the Company has been able to decipher areas of past artisanal activity which could lead to the discovery of further hard rock targets, as demonstrated by the discovery of further extensions to potential mineralisation at Colibri and the newly discovered, Toucano, gold occurrence.

The Toucano project is a recent discovery, made during the 4th Quarter of 2011 located in the same vicinity the Colibri gold occurrence and close to the Fofoca resource area, the Attacadau occurrence and also high grade Colibri occurrence. Initial appraisal of Toucano shows that the dimensions the exposed area of recent Garimpeiro activity measures approximately 320m along strike, with a highly mineralised core measuring approximately 15m in width. The mineralisation occurs at surface and has been excavated down to depth of approximately 5m. The surrounding host rocks are also highly altered and show intense stock work of ferruginous quartz veinlets. The mineralised envelope is approximately 40m in width, and is open in both directions along strike.

During 2012 the Company intends to follow up recent mapping and sampling at Toucano with a view to drilling to test the depth at width and lateral extent of any mineralisation.

Description of Our Business and Properties

The Company conducts principal and technical activities from Coresco AG, Level 3, Gotthardstrasse 20, 6304 Zug, Switzerland. The telephone number is (+41) 7887-96966. These offices are provided to the Company on a month to month basis. The Company believes these offices are adequate for the business requirements during the next 12 months. The Company does not own any real property.

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Mining and Exploration Properties

During the Fiscal Year 2011 the Company reconstituted the board of directors and appointed a Chief Financial Officer. Management and the board reviewed and clarified the strategic objectives of the Company to concentrate efforts on existing operations where infrastructure already exists, properties presently being developed or in advanced stages of exploration that have potential for additional discoveries and grass-roots exploration opportunities. The Company is currently concentrating property exploration activities in Brazil. The board has terminated several agreements for mineral property rights during Fiscal 2011 (or subsequent year end) with a view to consolidate and concentrate on the strategic land package of assets located in the Tapajos Region of Brazil. The Company has calculated a body of mineralized material to Guide 7 standards calculated in accordance with the Australasian Joint Ore Reserves Committee (the “JORC”) code for reporting of Mineral Resources and Ore Reserves (the “JORC Code”). The JORC resource is currently estimated at 130,000 ounces at 2.0 g/t calculated on a 0.5 g/t cut off. This mineralized material is located on the Săo Domingos property discussed below. The rest of the Brazil properties are in the preliminary exploration stage and do not contain any known bodies of ore.

The Company is also examining data relating to the potential acquisition of other exploration properties in Latin America, South America.

Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. There is no assurance that planned production will result in a commercial success, as production is gold price and politically sensitive. Once production has commenced the Company is able to gauge the onward commercial viability of the project. There is no assurance that planned mineral exploration and development activities will result in any further discoveries of commercially viable bodies of mineralization. The long-term profitability of operations will be, in part, directly related to the cost and success of exploration programs, which may be affected by a number of factors. Please refer to “Item1A. Risk Factors.”

The Company currently has an interest in eleven (11) properties located in Tapajos gold province in Para State, Brazil. The Company has conducted exploration activities on the properties and have ranked the properties in order of merit and may discontinue such activities and dispose of some of the rights to mineral exploration on the properties if further exploration work is not warranted.

Săo Domingos (Brazil)

The geology of the Săo Domingos property is predominantly composed of paleo-proterozoic Parauari Granites that play host to a number of gold deposits in the Tapajos Basin. Typical Granites of the younger Maloquinha Intrusive Suite have been noticed in the vicinity of Molly Gold Target, and basic rocks considered to be part of the mesoproterozoic Cachoeira Seca Intrusive Suite occur around the Esmeril target area. The Săo Domingos property was a previous large alluvial operation, and the property area covers numerous areas of workings.

The Săo Domingos property lies in the Tapajos Province of Para State, Brazil It is situated approximately 250 km SE of Itaituba, the regional centre, and includes an area of approximately 33,685 ha. Small aircraft service Itaituba daily and on occasions flights can be sourced via Manaus. Access from Itaituba to site is by small aircraft or unsealed road of average to poor quality. The road is subject to seasonal closures and ‘wet’ season site access is granted via light aircraft utilizing the local airstrip.

Tenures from the Department of National Production Minerals (DNPM)

a)	DNPM Process 850.684/06

Aurora has good title over the mineral rights which were granted as DNPM Process number 850.684/06 and which is valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. The São Domingos mineral rights are located at the Municipality of Itaituba, State of Pará, and are registered in the name of Aurora. On September 13, 2006 the Company applied to the DNPM for the conversion of the Application to an Exploration Permit covering and area of 4914.18 hectares. No payments or royalties are due regarding DNPM Process 850.384/06.

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b)	DNPM Process 850.782/05

Aurora has good title over the mineral rights object of the DNPM Process No. 850.782/05, which is valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. On November 8, 2005 it was submitted to DNPM the Exploration Claim for gold in the Municipality of Itaituba, State of Pará. The Exploration Permit was granted on November 28, 2006 for a 3 (three) years period. The transfer to Aurora was approved on March 24, 2009 and on September 28, 2009 it was requested the renewal of the Exploration Permit.

This area was reduced from 6,756 ha to 5,651.98 ha due to the overlapping with Garimpeira (alluvial) Mining properties held by Mr. Celio Paranhos. However the DNPM´s general attorney in Brasilia agreed with Aurora’s legal thesis and nullified all applications filed by Mr. Paranhos (about to 1,900 applications).

A new Exploration Permit rectifying the previous one was granted on August 20, 2010 for a 3 (three) years period, for an area of 6,656.20 hectares.

No payments or royalties are due regarding the DNPM Process 850.782/05 since it was acquired through a permutation agreement with Altoro Mineração Ltda.

c)	DNPM Processes 850.012/06 and 850.013/06

The exploration claims were submitted to DNPM on January 19th 2006, for gold covering an area of 1128.08 ha and 750.55 ha respectively, in the Municipality of Itaituba, State of Pará. According to information obtained such claims were correctly prepared and the required documents are in place.

The tenements 850.012/06 and 850.013/06 are held by Mr. Antonio Oliveira Ferreira and were submitted to DNPM on January 19th 2006. The tenements are located at Itaituba, State of Pará and are valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes, but the area was blocked since it is inside of a Garimpeira Reserve.

The transfer to Aurora will be submitted after the Exploration Permits are granted.

There are no payments or royalties related to the tenements according to the agreement entered into with the previous owner.

d)	DNPM Process 850.119/06

The exploration claim was submitted to DNPM on March 07th, 2006, for gold covering an area of 1068.72 ha, in the Municipality of Itaituba, State of Pará.

Aurora has good title over the mineral rights object of the DNPM Process No. 850.119/06, which is valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. Aurora is the sole registered and beneficial holder of and owns and possesses good title to the referred mineral rights. The Exploration Permit has not been granted yet.

The above mentioned area is not related to any payments or royalties to third parties since they were claimed by Aurora directly.

e)	DNPM Process 859.587/95

The tenement, which is held by Vera Lucia Lopes, is valid and in force, and is free and clear of any judicial and extrajudicial encumbrances and taxes. It is located at the Municipality of Itaituba, State of Pará. On November 27, 1995, it was submitted to DNPM the Exploration Claim for gold. The Exploration Permit was granted on September 15, 2006, for a three year period covering an area of 5,000 ha, and it was valid until September 15, 2009. On July 15, 2009, it was requested the renewal of the Exploration Permit but it hasn’t been analyzed by the DNPM yet. The transfer to Aurora was submitted on November 23, 2006, but it hasn’t been approved yet.

There are no payments or royalties related to the tenements since all payments due under the terms of the agreement entered into with the previous owner have been already made.

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f)	DNPM Processes 853.785/93 to 853.839/93 inclusive:

Aurora has good title over the mineral rights object of the DNPM Processes number 853.785/93 to 853.839/93, which are valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. The Comandante Arara Mineral Rights are located at the Municipality of Itaituba, State of Pará, and are registered in the name of the previous holder since it has not been granted an Exploration Permit yet. The Comandante Arara Mineral Rights are comprised by 55 Applications for Alluvial Mine of 50 hectares each (2747.22 ha), presented to DNPM on October 05th, 1993. The conversion to the Authorization Regime was applied on December 11st, 2008 and has not been analyzed yet, so that the Exploration Permit will be granted only after this analysis.

g)	São João Project - DNPM Processes 851.533/94 to 851.592/94 inclusive:

On October 17, 2011 the Company terminated this licence and Option Agreement by providing written notice to Samba. The Company is free of all and any future payment commitments. The interest in the properties will be formally relinquished in fiscal 2012.

Aurora has good title over the mineral rights which were granted as DNPM Process numbers 851.533/94 to 851.592/94 inclusive and which are valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. The São João mineral rights are located at the Municipality of Itaituba, State of Pará, and are registered in the name of the previous holder since an Exploration Permit has not yet been granted. The São João mineral rights comprise 60 Applications for Alluvial Mine of 50 hectares each (2687.66 ha) which was presented to DNPM on May 16, 1994. On August 30, 2006 the previous holder of the Applications applied for the conversion of the Applications to Exploration Permits. When the conversion request is approved by the Authorities, the previous holder will be granted the Exploration Permit for an area of 3000 ha. The assignment of the São João mineral rights to Aurora can only be done after the approval of the Applications and the actual granting of an Exploration Permit to the previous Holder.

h)	DNPM Processes 850.014/06, 850.581/06 and 850.256/07:

The Company has the right to acquire good title over the mineral rights object of the Tenements. The Tenements are registered in the name of Antonio Oliveira Ferreira. The exploration claims were submitted to DNPM respectively on January 19th 2006, August 8th 2006 and April 17th 2007 for gold covering the areas of 421,45 ha, 4276,03 ha and 4036,00 ha, in the Municipality of Itaituba and Jacareacanga, State of Pará. According to information obtained such claims were correctly prepared and the required documents are in place. The tenement 850.014/06 has not been transferred to Samba yet since the Exploration Permit has not been granted so far.

The Exploration Permit for the Process 850.581/06 was granted on February 15th, 2011 for a three years period, for an area of 4231,25 hectares. The transfer to Samba Brasil Mineração Ltda has not been presented yet.

i)	DNPM Process 850.400/07

On July 8, 2011 Aurora allowed the Exploration Permit was granted on July 09th 2008 and covering an area of 9,832.26 ha, to lapse.

Săo Joăo – Samba Minerals farm in agreement (terminated October 17, 2011)

On October 17, 2011 the Company terminated this licence and Option Agreement by providing written notice to Samba. The Company is free of all and any future payment commitments. The interest in the properties will be formally relinquished in fiscal 2012.

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Comandante Araras – Samba Minerals farm in agreement (terminated October 17, 2011)

On October 17, 2011 the Company terminated this licence and Option Agreement by providing written notice to Samba. The Company is free of all and any future payment commitments. The interest in the properties will be formally relinquished in fiscal 2012.

British Columbia, Canada – Kumealon (subsequent event – relinquished January 20, 2012)

In February 1999, the Company acquired, by staking, a high grade limestone property three (3) square kilometers (741 acres) located on the north shore of Kumealon Inlet, 54 kilometers south-southeast of Prince Rupert, British Columbia, Canada. This property is highlighted by consistence of purity and whiteness of the limestone zone outcropping along the southwest shore of Kumealon Lagoon. The zone is comprised mostly of white, recrystallized, fine to course grained limestone, striking 150 degrees and can be traced for at least 1200 meters. The zone is estimated to have an average stratigraphic thickness of 180 meters. Chip samples taken across the zone averaged 55.06% CaO, 2.11% insolubles and 43.51% ignition loss. This property has no known reserves. During this period the Company conducted only preliminary exploration activities on these properties.

On January 20, 2012 the Company relinquished this licence.

AGC Resources LLC (Boulder, Colorado Property) – Disposed June 14, 2011

On June 14, 2011, the Company, entered into an Asset Purchase Agreement with Devtec Management Ltd. (“Devtec”), pursuant to which the Company sold its subsidiary, AGC, which owns certain properties in Boulder, Colorado (see note 3(c) of the consolidated Financial Statements for a discussion of the specific assets purchased by AGC in June 2010), to Devtec for a total of $2 million, plus royalty. Under the terms of the agreement, Devtec will pay the Company $1 million upon production of the cumulative total of 1,000 ounces of gold and/or silver, and a further $1 million on the nine month anniversary of the payment of the first $1 million. Additionally, Devtec will pay the Company a 5% royalty from the start of production.

The Company is unable to reasonably estimate the amount of minerals the properties will produce, if any, and thus there is uncertainty as to whether the purchase price will be collected. Further, the collection of any purchase price is also contingent on the outcome of the court case described in Note 3 of the consolidated Financial Statements. Given these factors, collection of the purchase price is not considered reasonably possible at the time of this report given the current uncertain status of exploration work on the Boulder, Colorado properties and the uncertainties of the related legal action and thus no purchase price has been recorded as of December 31, 2011. Once collection of the purchase price becomes assured and the aforementioned uncertainties resolved, the purchase price will be recorded in the Consolidated Statements of Operations.

Therefore, the Company is recognizing a loss on the sale of its subsidiary of $2,757,511 for the year ended December 31, 2011, which represents the net book value of the assets transferred to Devtec on June 14, 2011 (no liabilities were assumed by Devtec) as follows:

Reclamation bonds	$245,221
Buildings and equipment	$753,605
Participating interest in mineral property	$1,758,685
Total	$2,757,511

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Directors, Executive Officers and Control Persons

The following table and text sets forth the names and ages of all directors and executive officers of the Company as of April 5, 2012. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until death, retirement, resignation or removal. There are no family relationships between or among the directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve by the Board of Directors. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

The Board of Directors currently consists of three members. Directors serve for a term of one year and stand for election at the annual meeting of stockholders. Pursuant to our Bylaws, any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors through less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. If there are no remaining directors, the vacancy shall be filled by the stockholders.

Name and Address	Age and Position
Lars M. Pearl Hofnerstrasse 13 6314 Unterageri, Switzerland	Age 50, President, CEO and Director appointed April 27, 2007.

Agustin Gomez de Segura (1) c.Kerria 32, 3A Alcobendas Soto de la Moraleja E-28109, Madrid, Spain	Age 57, Director appointed November 15, 2010.

Ross M Doyle (2) 16 Erlibergstrasse 6314 Unterageri, Switzerland	Age 39, Director appointed October 11, 2011

(1)	On October 11, 2011, Mr. Gomez de Segura was appointed as Chairman of the Board
(2)	Mr. Ross Doyle was appointed as the Company’s Chief Financial Officer and director on October 11, 2011.

The following is a description of the employment history for each of the directors and officers for the last five years:

Lars Pearl , 50, President, Director and Chief Executive Officer of Cigma Metals Corporation (2004 to 2008); Mr Pearl has been self employed as a geological consultant from 1993 to 2004. Mr Pearl has spent over 10 years as a geological consultant to properties in Australia, Tanzania, Russia, Kazakhstan, Peru, Colombia and Ecuador. During the last 5 years Mr Pearl was acting as a consultant geologist to various companies, including Aurora Gold Corporation, Cigma Metals Corporation, Carnavale Resources Ltd and De Beira Goldfields in Australia, Brazil, Peru, Ecuador and Tanzania before joining the board of Aurora Gold Corporation in April 2007. Mr Pearl devotes approximately 80% of his time dealing with the affairs of Aurora Gold. Mr Pearl received a Bachelor of Applied Geology degree from the University of Technology, Sydney Australia in 1993. Mr Pearl’s extensive experience, training and education as a geologist and his experience with other resources exploration companies make him particularly qualified to serve as an Aurora director.

Agustin Gomez de Segura , 57 was awarded a Diploma in Engineering in Physical Chemistry from the Moscow Technological University "MISA" (former Moscow Institute for Steel and Alloys). Mr Gomez de Segura also completed 4 years of a Doctorate in Metal's Physics at Moscow Technological University. Mr Gomez de Segura has had several senior roles in publicly listed companies. Mr Gomez de Segura's positions both past and present include: Director for Labtam Information & Scientific Instruments (Australia) from 1983 till 1990 and he was the Chairman of Advisory Board of Alina Bank (Russia) from 1994 till 1997. Mr Gomez de Segura’s extensive scientific experience, training and education and his overall business experience make him particularly qualified to serve as an Aurora director.

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Ross Doyle , 39 was awarded a Bachelor of Commerce in 1991 from the University of Queensland, Australia and qualified as a Chartered Accountant in 1995. Mr Doyle has had several senior roles including 9 years commodities experience at Glencore. Mr Doyle’s extensive commodity, technology and corporate financing experience make him particularly qualified to serve as an Aurora director.

There are no family relationships between any of the directors or executive officers.

Consideration of Director Nominees

Director Qualifications

The Company believes that the Board, to the extent that limited resources permit, should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use their skills and experiences to provide independent oversight to the business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn the business requirements and represent the long-term interests of all shareholders.

The Board has determined that the Board of Directors as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our affairs. The Board believes it should be comprised of persons with skills in areas such as: finance; real estate; banking; strategic planning; human resources and diversity; leadership of business organizations; and legal matters. The Board may also consider in its assessment of the Board's diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.

In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

-	Strategy —knowledge of the business model, the formulation of corporate strategies, knowledge of key competitors and markets;
-	Leadership —skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;
-	Organizational Issues —understanding of strategic implementation, change management processes, group effectiveness and organizational design;
-	Relationships —understanding how to interact with investors, accountants, attorneys, management companies, analysts and communities in which the Company operates;
-	Functional —understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and
-	Ethics —the ability to identify and raise key ethical issues concerning the Company’s activities and those of senior management as they affect the business community and society.

The Board and Board Meetings

The Board of directors consists of three (3) members. Directors serve for a term of one (1) year and stand for election at the annual meeting of stockholders. Pursuant to the Bylaws, any vacancy occurring in the Board of directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors through less than a quorum of the Board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. If there are no remaining directors, the vacancy shall be filled by the stockholders.

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At a meeting of stockholders, any director or the entire Board of directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

The Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. To that end, the Board of Directors and management periodically review and update, as appropriate, the corporate governance policies and practices. In so doing, the Board and management review published guidelines and recommendations of institutional shareholder organizations and current best practices of similarly situated public companies. The Board of Directors and management also regularly evaluate and, when appropriate, revise corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the SEC.

During the year ended December 31, 2011, the Board held a total of four (4) meetings. All members of the Board attended all meetings of the Board.

Directors’ and Officers’ Liability Insurance

The Company does not currently maintain directors’ and officers’ liability insurance coverage. The Company is currently reviewing insurance policies and anticipates obtaining coverage for board of directors and officers.

Board Committees and Corporate Governance

Audit Committee

The Board does not currently have an independent standing Audit Committee.  The full Board performs the principal functions of the Audit Committee.  The full Board monitors financial reporting processes and internal control systems and appoints an independent registered public auditing firm.

Compensation Committee

The Board does not currently have an independent standing Compensation Committee.  The full Board establishes overall compensation policies for the Company and Directors and reviews recommendations submitted by management.

Nominating Committee

The Board does not currently have an independent standing Nominating Committee. All nominating functions are handled directly by the full Board of Directors, which the Board believes is the most effective and efficient approach, based on the size of the Board and the current and anticipated operational requirements. As outlined above in selecting a qualified nominee, the Board considers such factors as it deems appropriate which may include: the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee's standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise.

Legal Proceedings

During the past ten years none of our directors, executive officers, promoters or control persons has been:

-	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
-	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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-	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
-	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
-	the subject of any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
-	any Federal or State securities or commodities law or regulation; or
-	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
-	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.
-	any federal or state judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions (excluding settlements between private parties); and
-	any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all officers, directors and employees, including its Chief Financial Officer and Chief Executive Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and applicable Financial Industry Regulatory Authority (“FINRA”) listing standards. Accordingly, the Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability.

Corporate Governance

The Company has adopted Corporate Governance Guidelines applicable to the Board of Directors.

Board Leadership Structure

The Company currently has two (2) executive officers and three (3) directors. The Board of Directors has reviewed the Company’s current Board leadership structure, which consists of a Chief Executive Officer and a Chief Financial Officer, in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s stockholder base, the Company’s peer group and other relevant factors, and the Company has determined that this structure is currently the most appropriate Board leadership structure for the company. Nevertheless, the Board intends to carefully evaluate from time to time the requirements of the business to ensure the structure best supports the stockholders.

Board Role in Risk Oversight

Risk is inherent in every business and how well a business manages risk can ultimately determine success. The Company faces a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While management is responsible for day to day management of various risks faced, the Board of Directors, as a whole, is responsible for evaluating the exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as the financial statements.

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Director Independence

The securities are not listed on a U.S. securities exchange and, therefore, the Company is not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, our Board of Directors has determined that Mr. Agustin Gomez de Segura is independent from management and does qualify as an “independent director” under the standards of independence under the applicable FINRA listing standards. Upon listing on any national securities exchange or any inter-dealer quotation system, it will elect such independent directors as is necessary under the rules of any such securities exchange.

Certain Relationships

There are no family relationships among or between any of the officers and directors.

The proposed business raises potential conflicts of interests between certain officers and directors and the Company. Certain directors are directors of other mineral resource companies and to the extent that such other companies may participate in ventures in which the Company may participate, the directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

In determining whether the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to us, the degree of risk to which the Company may be exposed and its financial position at that time. Other than as indicated, the Company has no other procedures or mechanisms to deal with conflicts of interest. The Company is not aware of the existence of any conflict of interest as described herein.

Compensation of Directors

The Board of Directors determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

-	Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
-	Compensation should align the directors’ interests with the long-term interests of stockholders; and
-	Compensation should assist with attracting and retaining qualified directors.

The Company did not pay compensation to directors during fiscal 2010. During fiscal 2011 a $40,000 director’s fee was paid to Mr Gomez de Segura (2010: nil). Directors are entitled to participate in, and have been issued options under, our 2007 Stock Plan (as amended 29 September 2008). The Company also reimburses directors for any actual expenses incurred to attend meetings of the Board or travel upon request of the Company.

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The following table reports all compensation the Company paid to non-employee directors, in their capacity as members of the Board, during the fiscal years 2008 to 2011 inclusive:

For Year Ended December 31	2011	2010	2009	2008
Agustin Gomez de Segura	$40,000	-	-	-
Ross Doyle	-	-	-	-
Michael Montgomery	-	-	-	-

Standard Arrangements

During fiscal 2011 and through April 5, 2012, the Company accrued a Chairman’s fee (non-cash payment). In all other years the Company did not pay a fee to outside, non-officer directors. The Company reimburses directors for reasonable expenses incurred for attending meetings of the Board of Directors.

Executive Compensation

The responsibility for establishing, administering and interpreting the policies governing the compensation and benefits for the executive officers lies with the Board of Directors. In this regard the Board has not retained the services of any compensation consultants.

The goals of the executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop the business within the framework of size and resource availability. During fiscal year 2011, the Company designed executive compensation program to achieve the following objectives:

-	attract and retain executives experienced in the resource exploration industry;
-	motivate and reward executives whose experience and skills are necessary to the Company’s ultimate success;
-	reward performance as warranted; and
-	align the interests of the executive officers and stockholders by motivating executive officers to increase stockholder value.

Summary Compensation Table

The following table summarizes the compensation earned by the Named Executive Officers during the fiscal years ended December 31, 2011, and 2010:

Name and principal position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e)	Option awards ($) (f)	Non- equity incentive compen- sation plan ($) (g)	Non- qualified deferred compen- sation earnings ($) (h)	All other compen- sation ($) (i)	Total ($) (j)

Lars M. Pearl	2010	181,850	-	-	-	-	-	-	181,850
(President, CEO,	2011	135,529	-	-	103,480	-	-	-	239,009
Director)

Agustin Gomez de	2010	-	-	-	-	-	-	-	-
Segura (Director)	2011	-	-	-	99,631	-	-	40,000	139,631
Ross Doyle	2010	-	-	-	-	-	-	-	-
(Director, CFO)	2011	31,980	-	-	99,631	-	-	-	131,611
Michael Montgomery	2010	157,741	-	-	-	-	-	-	157,741
(COO, Director resigned June 15, 2011)	2011	-	-	-	-	-	-	-	-

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Effective January 1, 2011 Mr Pearl’s received approximately $135,529 (120,000 CHF) per annum paid in monthly instalments. Effective October 1, 2011 Mr Doyle’s will receive approximately $135,529 (120,000 CHF) per annum payable in monthly instalments. In Q4 both Mr Pearl and Mr Doyle debt settled for equity in the Company. Mr Gomez de Segura was paid a directors fee of $40,000 during the fiscal year.

Effective January 1, 2010, Mr Pearls’ annual salary was $191,945 payable in monthly instalments of approximately $15,995. During the fourth quarter of 2010, Mr. Pearl’s annual salary was revised to $152,868 payable in monthly instalments of approximately $12,739.

Effective October 11, 2011, Mr. Doyle’s consulting company entered into a services agreement pursuant to which Mr Doyle’s company will be serving as the Company’s Chief Financial Officer. Global Strategic Synergies AG will be paid a monthly service fee of 10,000 Swiss Francs. The services agreement may be terminated by either party upon advanced written notice to the other party of 20 business days.

Mr Montgomery tendered his resignation June 15, 2011. During his time as a Director, from March 1, 2010, to June 15, 2011, Mr Montgomery’s annual salary was $184,248 payable in monthly instalments of approximately $15,774.

No officers or directors are subject to an employment agreement with the Company. The entire Board of Directors sets the current year compensation levels of each of the above named Executive Officers.

Options/SAR Grants Table

In 2007, the Board of Directors approved the 2007 Stock Option Plan (the “Plan”) which was subsequently approved by our shareholders in July 2007 and amended in September 2008, to offer an incentive to obtain services of key employees, directors and consultants of the Company. The Plan provides for the reservation for awards of an aggregate of 10% of the total shares of Common Stock outstanding from time to time. No Plan participant may receive stock options exercisable for more than 2,500,000 shares of Common Stock in any one calendar year. Under the Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of options granted to employees who hold more than 10% of our capital stock on the date of grant). The term of stock options granted under the Plan is not to exceed ten years and the stock options vest immediately upon granting.

The Company awarded stock purchase options to the directors and officers of the Company during the year ended December 31, 2011 (2010: nil). The following is a summary of stock option activity for the year ended December 31, 2011 and the status of stock options outstanding and exercisable at December 31, 2011:

	Stock Options #	Exercise Price Ranges $
Outstanding and exercisable at December 31, 2010	1,700,000	0.26
Forfeited during year	500,000	-
Granted during year	7,850,000	0.12 - 0.05
Outstanding and exercisable at December 31, 2011	9,050,000	-

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The following is a summary of stock options granted and the status of stock options outstanding and exercisable at December 31, 2011 (there are no Stock Awards):

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price per Share ($)	Option Expiration Date
Lars Pearl	1,000,000	-	-	$0.26	August 6, 2012
Cameron Richardson	200,000	-	-	$0.26	August 6, 2012
Lars Pearl	1,000,000	-	-	$0.12	October 10, 2016
Agustin Gomez de Segura	1,000,000	-	-	$0.12	October 10, 2016
Ross Doyle	1,000,000	-	-	$0.12	October 10, 2016
Joseph Sierchio	200,000	-	-	$0.12	October 10, 2016
Coresco AG	1,000,000	-	-	$0.12	October 10, 2016
Lars Pearl	1,250,000	-	-	$0.05	November 23, 2016
Agustin Gomez de Segura	1,100,000	-	-	$0.05	November 23, 2016
Ross Doyle	1,100,000	-	-	$0.05	November 23, 2016
Luis Mauricio	200,000	-	-	$0.05	November 23, 2016
Total	9,050,000

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

At December 31, 2011 the Company had 9,050,000 (2010: 1,700,000) stock purchase options outstanding. At no time during the last completed fiscal year did the Company, while a reporting company pursuant to Section 13(a) of 15(d) of the Exchange Act, adjust or amend the exercise price of the stock options or SARs previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company provide pension, retirement or similar benefits for directors or executive officers, except that the directors and executive officers may receive stock options at the discretion of the Board of Directors. The Company does not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board of Directors.

The Company has no plans or arrangements in respect of remuneration received or that may be received by executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Compensation of Directors

The Company reimburses directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of board of directors. The board of directors may award special remuneration to any director undertaking any special services other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments, or incurred in connection with attending board meetings in Fiscal 2010. During Fiscal 2011 a $40,000 payment due to the Chairman was debt settled for common stock.

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Employment Contracts

During the year ended December 31, 2011, consulting fees of $295,701 (2010: $339,591) were incurred to directors and officers of the Company and its subsidiary. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

There are no arrangements or plans in which the Company provides pension, retirement or similar benefits for directors or executive officers. The directors and executive officers may receive stock options at the discretion of the board of directors and are incentivised to pursue capital raising activities. The Company does not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

The Company has no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding the beneficial ownership of common stock as of April 5, 2012 by (i) each person who is known by the Company to beneficially own more than five percent (5%) of outstanding common stock; (ii) each of the directors and officers; and (iii) all directors and officers as a group. As at April 5, 2012, 109,912,589 shares of common stock were issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class (%)

Global Minerals Ltd Ste 308, 837 West Hastings Street Vancouver, B.C., Canada V6N 3N6	5,000,000	4.15%

Officers and Directors

Agustin Gomez de Segura c.Kerria 32, 3A Alcobendas Soto de la Moraleja, E-28109, Madrid, Spain	5,228,896	4.34%

Lars M. Pearl Hofnerstrasse 13 6314 Unterageri, Switzerland	7,400,000	6.14%

Ross Doyle 16 Erlibergstrasse 6314 Unteraegeri Switzerland	2,350,000	1.95%

Directors and Officers as a group (3 persons)	14,978,896	12.42%

The above is calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 120,562,589 shares of common stock issued and outstanding on a fully diluted basis as of April 5, 2012. Under Rule 13d-3(d) shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

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(1) Stock options awarded for the aforementioned directors and officers are summarised in the below table. The options are exercisable at any time from the grant date up to and including the expiry date.

Name	Number	Granted	Exercise Price	Expiry Date
Lars M Pearl	1,000,000	August 6, 2007	$0.26	August 6, 2012
Lars M Pearl	1,000,000	October 11, 2011	$0.12	October 10, 2016
Lars M Pearl	1,250,000	November 24, 2011	$0.05	November 23, 2016
Lars M Pearl	800,000	January 13, 2012	$0.05	January 12, 2017
Agustin Gomez de Segura	1,000,000	October 11, 2011	$0.12	October 10, 2016
Agustin Gomez de Segura	1,100,000	November 24, 2011	$0.05	November 23, 2016
Agustin Gomez de Segura	800,000	January 13, 2012	$0.05	January 12, 2017
Ross Doyle	1,000,000	October 11, 2011	$0.12	October 10, 2016
Ross Doyle	1,100,000	November 24, 2011	$0.05	November 23, 2016

Changes in Control

There were no arrangements during the last completed fiscal year or subsequent period to April 5, 2012 which would result in a change in control. The Company does not believe that the issuance of an aggregate of 41,504,067 shares between January 1, 2010 and April 5, 2012 has resulted in a change of control.

No securities were authorized for issuance under equity compensation plans.

Transactions With Related Persons, Promoters and Certain Control Persons

The proposed business raises potential conflicts of interests between certain of officers and directors of the Company. Certain directors are directors of other mineral resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate, the directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

In determining whether the Company will participate in a particular program and the interest therein to be acquired, the directors will primarily consider the potential benefits to the Company, the degree of risk exposure and the financial position at that time. Other than as indicated, the Company has no other procedures or mechanisms to deal with conflicts of interest. The Company is not aware of the existence of any conflict of interest as described herein.

Transactions with Related Persons

Other than as disclosed below, during the fiscal years ended December 31, 2011 and 2010 and through April 5, 2012, none of the current directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect the Company.

41

There have been no transactions or proposed transactions with officers and directors during the last two years to which the Company is a party except as follows:

During the year ended December 31, 2011, consulting fees of $295,701 (2010: $339,591) and $47,970 through to April 5, 2012 were paid to directors and officers of the Company and its subsidiary. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

Description of Securities

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share. As of April 5, 2012, we had 109,912,589 shares of common stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable.

Dividend Policy

The Company has never paid cash dividends on the capital stock and does not anticipate paying any cash dividends in the foreseeable future, but intends to retain capital for reinvestment in the business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant. No securities were issued without registration under the Securities Act of 1933, as amended (the "Act") during the fourth quarter of Fiscal 2011. The Company did not affect any repurchases of securities during the fourth quarter of Fiscal 2011.

Shares Eligible for Future Sale

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the Shares offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

42

On April 5, 2012, we had outstanding 109,912,589 shares of common stock. Of these shares, 94,933,693 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 14,978,896 shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including 144).

Rule 144

Pursuant to Rule 144 as in effect on the date of this Prospectus a person who has beneficially owned restricted shares of our common stock for at least nine months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least nine months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding; or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, provided that the common stock is listed on a national securities exchange or on The NASDAQ Stock Market.

Sales under Rule 144 by our affiliates are further limited under Rule 144, including the provisions thereof relating to the manner of sale, notice requirements and availability of current public information about us.

Sales Pursuant to Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least nine (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his shares between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

43

•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Legal Proceedings

Although we are not party to nor are we aware of any pending lawsuit, litigation or proceeding, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

We are currently not aware of any other legal proceedings or claims that we believe will have, individually, or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Plan of Distribution

We are offering up to 50,000,000 Units at a purchase price of $0.10 per Unit ($5,000,000 in the aggregate). Each Unit consists of (i) one (1) share of our common stock and (ii) one Series B Warrant. Each full Series B Warrant entitles the holder to purchase one share of our common stock at a price of $0.20 per share for a period two (2) years commencing on the date of issuance.

We are offering the Units directly to the public through our Chief Executive Officer and President on a “best efforts, no minimum,” basis. This means that:

•	we have no requirement to sell any specific number of Units;
•	we will not return any funds received from investors in the event that we do not sell all of the securities being offered or if the funds received are insufficient for the purposes set forth herein; and
•	we will not deposit the proceeds from this offering in an escrow, trust or similar account.

Accordingly, the proceeds from this offering will be immediately available to us for our use.

Offering Price

The offering price of $0.10 per Unit was arbitrarily determined by us and does not bear any significant relationship to our assets and is not necessarily reflective of the inherent or current, potential market or resale value, of our shares. Please refer to “Determination of Offering Price.”

Number of Shares Outstanding

There were 109,912,589 shares of our common stock issued and outstanding at April 5, 2012. If all of the offered Units are sold, and without giving effect to the exercise of outstanding options or the Series B Warrants there will be 159,912,589 shares issued and outstanding.

Duration of Offering

The Offering will terminate 180 days from the date of this Prospectus. We have the right to extend the Offering, at our sole discretion and without notice, for an additional 90 days.

In order to buy our shares, you must complete and execute the subscription agreement accompanying this Prospectus and make payment of the purchase price for each Unit purchased either in cash, by check payable to the order of the order of “Aurora Gold Corporation.” or by wire transfer pursuant to instruction from us.

44

Solicitation for purchase of the Units will be made only by means of this Prospectus and communications with Mr. Lars Pearl, our Chief Executive Officer and Director, who:

•	will not receive any commission in connection with the sale of any Securities registered in this offering;
•	is not and has not been associated persons of a broker dealer within the preceding 12 months;
•	does not participate in selling an offering of securities for any issuer more than once every12 months;
•	has not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and
•	intends to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, Mr. Pearl will not register as a broker-dealer with the Securities and Exchange Commission pursuant to Section 15 of the Securities Act in reliance of Rule 3a4-1 of the Exchange Act which sets forth the above mentioned conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed a broker-dealer.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for the Units will be accepted or rejected within 48 hours after we receive them.

How To Invest

Subscriptions for purchase of Units offered by this Prospectus can be made by completing, signing and delivering to us, the following:

•	an executed copy of the Subscription Agreement; and
•	a check payable to the order of “Aurora Gold Corp. in an aggregate amount equal to $0.10 multiplied by the number of Units you want to purchase.

Resale of our Shares

There is presently only a limited public market for our shares of common stock on the OTCQB. Please refer to “Market Price of and Dividends on Our Common Stock and Related Stockholder Matters” and “Risk Factors.”

Legal Matters

The validity of the Shares offered hereby will be passed upon for us by Sierchio & Company, LLP, 430 Park Avenue, 7th Floor, New York, New York 10022. Joseph Sierchio, a member of Sierchio & Company, LLP, is the beneficial owner of 200,000 stock purchase options.

Experts

Our consolidated financial statements at December 31, 2011 and 2010, and for the years then ended, appearing herein have been audited by Peterson Sullivan, LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We file current, quarterly and annual reports with the SEC on forms 8-K, 10-Q and 10-K. Our filings may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereto.

45

Index to Consolidated Financial Statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Consolidated Financial Statements
(Expressed in U.S. Dollars)

December 31, 2011 and 2010

Index

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets	F-2

Consolidated Statements of Operations	F-3

Consolidated Statements of Stockholders' Equity (Deficiency) and Comprehensive Income (Loss)	F-4

Consolidated Statements of Cash Flows	F-8

Notes to Consolidated Financial Statements	F-9

46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Aurora Gold Corporation

We have audited the accompanying consolidated balance sheets of Aurora Gold Corporation (an exploration stage company) and Subsidiary ("the Company") as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity (deficiency) and comprehensive income (loss), and cash flows for the years then ended, and for the period from October 10, 1995 (date of inception) to December 31, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aurora Gold Corporation (an exploration stage company) and Subsidiary as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, and for the period from October 10, 1995 (date of inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses since inception, has not been able to generate any operating revenues to date, and used cash from operations of $1,062,075 in 2011. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

March 23, 2012

F-1

AURORA GOLD CORPORATION
(An exploration stage enterprise)	As at	As at
Consolidated Balance Sheets	December 31	December 31
December 31, 2011 and 2010	2011	2010
(Expressed in U.S. Dollars)	$	$

ASSETS
Current assets
Cash	237,426	579,191
Prepaid expenses and other assets	-	20,154
Total current assets	237,426	599,345
Non-current assets
Mineral property reclamation bonds	-	325,221
Buildings and equipment, net	-	849,445
Participating interest in mineral property (Note 3)	-	1,758,685
Total non-current assets	-	2,933,351
Total assets	237,426	3,532,696

LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	400,644	354,755
Accounts payable and accrued expenses - related parties	-	17,264
Advances payable	45,000	-
Advances payable - related parties	92,000	-
Total current liabilities	537,644	372,019
Stockholders' Equity (Deficiency)
Common stock
Authorised: 300,000,000 (2010: 300,000,000) common shares with par value of $0.001 each
Issued and outstanding:
109,912,589 (2010: 88,703,868) common shares	109,913	88,704
Advances for stock subscriptions	20,000	-
Additional paid-in capital	22,040,994	20,938,292
Accumulated deficit during the exploration stage	(22,400,600)	(17,773,262)
Accumulated other comprehensive income (loss)	(70,525)	(93,057)
Stockholder' equity (deficiency)	(300,218)	3,160,677
Total liabilities and stockholders' equity (deficiency)	237,426	3,532,696

The accompanying notes are an integral part of these consolidated financial statements.

F-2

AURORA GOLD CORPORATION	Cumulative
(An exploration stage enterprise)	October 10 1995
Consolidated Statements of Operations	(inception)	Year Ended	Year Ended
	to December 31	December 31	December 31
	2011	2011	2010
(Expressed in U.S. Dollars)	$	$	$

Expenses
Administrative and general	2,336,914	550,655	397,848
Depreciation and amortization	145,126	27,897	17,738
Imputed interest on loan payable - related party	1,560	-	-
Interest and bank charges	394,257	7,867	26,148
Foreign exchange loss (gain)	(15,319)	(1,613)	7,778
Professional fees - accounting and legal	1,808,036	241,125	428,543
Property search and negotiation	479,695	-	150,000
Salaries, management and consulting fees	3,471,173	668,926	629,715
	8,621,442	1,494,857	1,657,770
Exploration expenses	9,731,339	307,613	644,313
Write-off of equipment	240,338	67,357	-
	18,593,119	1,869,827	2,302,083
Other income (loss)
Gain / (loss) on disposition of subsidiary	(2,541,037)	(2,757,511)	-
Interest income	22,353	-	-
Gain on sale of rights to Matupa Agreement (net)	80,237
Loss on investments	(37,971)	-	-
Loss on spun-off operations	(316,598)	-	-
Loss on debt extinguishment	(1,014,465)	-	-
	(3,807,481)	-	-
Net loss for the period	(22,400,600)	(4,627,338)	(2,302,083)
Loss per share
- basic and diluted		(0.05)	(0.03)

Weighted average number of common shares
Outstanding
- basic and diluted		90,537,439	81,069,047

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AURORA GOLD CORPORATION
(An exploration stage enterprise)							Accumulated	Total
Consolidated Statements of Stockholder’s Equity (Deficiency)					Advances for	Accumulated	other	stockholders'
and Comprehensive Income (Loss)	Common Stock		Additional	Comprehensive	Stock	(deficit) during	comprehensive	equity
October 10, 1995 (inception) to December 31, 2011	Shares	Amount	paid-in capital	(loss)	Subscriptions	exploration stage	income (loss)	(deficiency)
(Expressed in U.S. Dollars)	#	$	$	$	$	$	$	$

Balance, October 10, 1995	-	-	-	-	-	-	-
Issuance of common stock for - settlement of indebtedness	11,461,153	11,461	-	-	-	-	-	11,461
Net (loss) for the period			-	-	-	-	-	-
Total comprehensive (loss)				-				-
Balance December 31, 1995	11,461,153	11,461	-	-	-	-	-	11,461
Adjustment for reverse stock split	(7,640,766)	(7,641)	-	-	-	-	-	(7,641)
Issuance of common stock for - cash at $0.001 per share	5,800,000	5,800	341,761	-	-	-	-	347,561
- resource property	300,000	300	2,700	-	-	-	-	3,000
Net (loss) for the period				(361,208)		(361,208)	-	(361,208)
Total comprehensive (loss)				(361,208)
Balance December 31, 1996	9,920,387	9,920	344,461			(361,208)	-	(6,827)
Issuance of common stock for - cash in March 1997 at $1.00 per share (less issue costs of $4,842)	750,000	750	744,408	-	-	-	-	745,158
Net (loss) for the period				(615,880)	-	(615,880)	-	(615,880)
Total comprehensive (loss)				(615,880)
Balance December 31, 1997	10,670,387	10,670	1,088,869		-	(977,088)	-	122,451
Issuance of common stock for:
- settlement of indebtedness	96,105	96	68,601	-	-	-	-	68,697
- cash in May 1998 at $1.25 per share	200,000	200	249,800	-	-	-	-	250,000
- cash in November 1998 at $0.75 per share	71,667	72	53,678	-	-	-	-	53,750
- cash in December 1998 at $0.75 per share	143,333	143	107,357	-	-	-	-	107,500
Grant of options to employees and directors			518,900	-	-	-	-	518,900
Grant of options to consultants			172,100	-	-	-	-	172,100
Net (loss) for the period				(1,151,604)	-	(1,151,604)	-	(1,151,604)
Total comprehensive (loss)				(1,151,604)
Balance December 31, 1998	11,181,492	11,181	2,259,304		-	(2,128,692)	-	141,794
Issuance of common stock for:
- settlement of indebtedness	231,286	231	160,151	-	-	-	-	160,382
- cash in March 1999 at $0.656 per share	22,871	23	14,977	-	-	-	-	15,000
- finder's fee in February 1999 at $0.81 per share	25,000	25	20,287	-	-	-	-	20,312
Grant of options to consultants			29,500	-	-	-	-	29,500
Cash advanced on stock subscriptions				-	425,000	-		425,000
Net (loss) for the period				(855,391)	-	(855,391)	-	(855,391)
Total comprehensive (loss)				(855,391)
Balance December 31, 1999	11,460,649	11,461	2,484,219		425,000	(2,984,083)	-	(63,403)
Issuance of common stock for:
- settlement of indebtedness	199,000	199	99,301	-	-	-	-	99,500
- cash in March 2000 at $0.50 per share	350,000	350	174,650	-	(175,000)	-	-	-
- cash in March 2000 at $0.455 per share	550,000	550	249,450	-	(250,000)	-	-	-
Cancellation of shares in April 2000	(90,706)	(91)	(56,600)	-	-	-	-	(56,691)
Exercise of options in June 2000	405,000	405	3,645	-	-	-	-	4,050
Spin-off of Aurora Metals (BVI) Limited			316,498	-	-	-	-	316,498
Net (loss) for the period				(677,705)	-	(677,705)	-	(677,705)
Total comprehensive (loss)				(677,705)

F-4

AURORA GOLD CORPORATION
(An exploration stage enterprise)							Accumulated	Total
Consolidated Statements of Stockholder’s Equity (Deficiency)					Advances for	Accumulated	other	stockholders'
and Comprehensive Income (Loss)	Common Stock		Additional	Comprehensive	Stock	(deficit) during	comprehensive	equity
October 10, 1995 (inception) to December 31, 2011	Shares	Amount	paid-in capital	(loss)	Subscriptions	exploration stage	income (loss)	(deficiency)
(Expressed in U.S. Dollars)	#	$	$	$	$	$	$	$
Balance December 31, 2000	12,873,943	12,874	3,271,163		-	(3,661,788)	-	(377,751)
Components of comprehensive income (loss):
- Net income for the period				128,545	-	128,545	-	128,545
- Unrealized holding losses on available-for-sale securities				(141,928)	-	-	(141,928)	(141,928)
Total comprehensive (loss)				(13,383)
Balance December 31, 2001	12,873,943	12,874	3,271,163		-	(3,533,243)	(141,928)	(391,134)
Issuance of common stock for:
- settlement of indebtedness	3,708,038	3,708	351,492	-	-	-	-	355,200
Components of comprehensive income (loss):					-	-	-	-
- Net loss for the period				(137,329)	-	(137,329)	-	(137,329)
- Unrealized holding losses on available-for-sale securities				141,928	-	-	141,928	141,928
Total comprehensive (loss)				4,599
Balance, December 31, 2002	16,581,981	16,582	3,622,655		-	(3,670,572)	-	(31,335)
Issuance of common stock for:
- settlement of indebtedness	2,752,450	2,752	114,806	-	-	-	-	117,558
- cash in December 2003 at $0.25 per share	100,000	100	24,900	-	-	-	-	25,000
Components of comprehensive income (loss):
- Net loss for the period				(96,404)	-	(96,404)	-	(96,404)
- Unrealized holding losses on available-for-sale securities				-	-	-	-	-
Total comprehensive (loss)				(96,404)
Balance, December 31, 2003	19,434,431	19,434	3,762,361		-	(3,766,976)	-	14,819
Issuance of common stock for:
- cash in January 2004 at $0.25 per share, less issuance costs	100,000	100	22,400	-	-	-	-	22,500
Imputed interest			1,560	-	-	-	-	1,560
Components of comprehensive income (loss):
- Net loss for the period				(223,763)	-	(223,763)	-	(223,763)
- Unrealized holding losses on available-for-sale securities				-	-	-	-	-
Total comprehensive (loss)				(223,763)
Balance, December 31, 2004	19,534,431	19,534	3,786,321		-	(3,990,739)	-	(184,884)
Issuance of common stock for:
- cash in July 2005 at $0.05 per share	13,000,000	13,000	637,000	-	-	-	-	650,000
- settlement of indebtedness	3,684,091	3,684	158,816	-	-	-	-	162,500
Components of comprehensive income (loss):
- Net (loss) for the period				(457,271)	-	(457,271)	-	(457,271)
- Unrealized holding losses on available-for-sale securities				(4,614)	-	-	(4,614)	(4,614)
Total comprehensive (loss)				(461,885)
Balance, December 31, 2005	36,218,522	36,218	4,582,137		-	(4,448,010)	(4,614)	165,731
Issuance of common stock for - cash in February 2006 at $0.50 per share less issuance costs of $110,000:	8,000,000	8,000	3,882,000	-	-	-	-	3,890,000
- non cash finder's fee in December 200 at $0.70 per share	250,000	250	174,750	-	-	-	-	175,000
- cash in December 2006 at $0.50 per share	1,000,000	1,000	499,000	-	-	-	-	500,000
Components of comprehensive income (loss):
- Net (loss) for the period				(5,463,855)	-	(5,463,855)	-	(5,463,855)
- Foreign currency translation adjustments				(3,692)	-	-	(3,692)	(3,692)
- Reclassification adjustment for losses on available-for-sale securities included in net loss				4,614	-	-	4,614	4,614
Total comprehensive (loss)				(5,462,933)
Balance, December 31, 2006	45,468,522	45,468	9,137,887		-	(9,911,865)	(3,692)	(732,202)

F-5

AURORA GOLD CORPORATION
(An exploration stage enterprise)							Accumulated	Total
Consolidated Statements of Stockholder’s Equity (Deficiency)					Advances for	Accumulated	other	stockholders'
and Comprehensive Income (Loss)	Common Stock		Additional	Comprehensive	Stock	(deficit) during	comprehensive	equity
October 10, 1995 (inception) to December 31, 2011	Shares	Amount	paid-in capital	(loss)	Subscriptions	exploration stage	income (loss)	(deficiency)
(Expressed in U.S. Dollars)	#	$	$	$	$	$	$	$
Issuance of common stock for:
- cash in March 2007 at $0.50 per share	500,000	500	249,500	-	-	-	-	250,000
- cash in July 2007 at $0.25 per share	5,000,000	5,000	1,245,000	-	-	-	-	1,250,000
- settlement of indebtedness in August 2007 at $0.20 per share	250,000	250	49,750	-	-	-	-	50,000
- cash in September 2007 at $0.20 per share	4,000,000	4,000	796,000	-	-	-	-	800,000
Stock option compensation expense			454,295	-	-	-	-	454,295
Components of comprehensive income (loss):
- Net (loss) for the period				(3,259,732)	-	(3,259,732)	-	(3,259,732)
- Foreign currency translation adjustments				(65,255)	-	-	(65,255)	(65,255)
Total comprehensive (loss)				(3,324,987)
Balance, December 31, 2007	55,218,522	55,218	11,932,432		-	(13,171,597)	(68,947)	(1,252,894)
- Issuance of common stock for - non cash finder's fee in July 2008 at $0.10 per share	250,000	250	24,750	-	-	-	-	25,000
- settlement of indebtedness in December2008 at $0.06 per share	2,603,333	2,603	153,597	-	-	-	-	156,200
Components of comprehensive income (loss):
- Net (loss) for the period				(520,105)	-	(520,105)	-	(520,105)
- Foreign currency translation adjustments				36,259	-	-	36,259	36,259
Total comprehensive (loss)				(483,846)
Balance, December 31, 2008	58,071,855	58,071	12,110,779		-	(13,691,702)	(32,688)	(1,555,540)
- Issuance of common stock for - settlement of indebtedness in September 2009 at $0.15 per share	5,000,000	5,000	1,748,616	-	-	-	-	1,753,616
- cash in September 2009 at $0.10 per share less finder's fee	3,000,000	3,000	255,000	-	-	-	-	258,000
- non cash finder's fee September 2009 at $0.10 per share	420,000	420	41,580	-	-	-	-	42,000
- settlement of indebtedness in November 2009 at $0.18 per share	100,000	100	17,899	-	-	-	-	17,999
- settlement of indebtedness in November 2009 at $0.24 per share	150,000	150	35,611	-	-	-	-	35,761
- cash in December 2009 at $0.30 per share	1,666,667	1,667	498,333	-	-	-	-	500,000
Components of comprehensive income (loss):
- Net (loss) for the period				(1,779,477)	-	(1,779,477)	-	(1,779,477)
- Foreign currency translation adjustments				(60,171)	-	-	(60,171)	(60,171)
Total comprehensive (loss)				(1,839,648)
Balance, December 31, 2009	68,408,522	68,408	14,707,818		-	(15,471,179)	(92,859)	(787,812)
- Issuance of common stock for cash in April 2010 at $0.30 per share less finder's fee (paid with 1,126,111 shares included herein)	14,109,446	14,110	3,880,890	-	-	-	-	3,895,000
- non cash property acquisition in June 2010 at $0.40 per share	5,000,000	5,000	1,995,000	-	-	-	-	2,000,000
- settlement of indebtedness in September 2010 at $0.30 per share	160,500	161	47,989	-	-	-	-	48,150
- settlement of indebtedness in September 2010 at $0.30 per share	325,400	325	97,295	-	-	-	-	97,620
- payment of expenses in September 2010 at $0.30 per share	200,000	200	59,800	-	-	-	-	60,000
- non cash finder's fee in September 2010 related to the June 2010 property acquisition at $0.30 per share	500,000	500	149,500	-	-	-	-	150,000
Components of comprehensive income (loss)

F-6

AURORA GOLD CORPORATION
(An exploration stage enterprise)							Accumulated	Total
Consolidated Statements of Stockholder’s Equity (Deficiency)					Advances for	Accumulated	other	stockholders'
and Comprehensive Income (Loss)	Common Stock		Additional	Comprehensive	Stock	(deficit) during	comprehensive	equity
October 10, 1995 (inception) to December 31, 2011	Shares	Amount	paid-in capital	(loss)	Subscriptions	exploration stage	income (loss)	(deficiency)
(Expressed in U.S. Dollars)	#	$	$	$	$	$	$	$
- Net (loss) for the period				(2,302,083)	-	(2,302,083)	-	(2,302,083)
- Foreign currency translation adjustments				(198)	-	-	(198)	(198)
Total comprehensive (loss)				(2,302,281)
Balance, December 31, 2010	88,703,868	88,704	20,938,292		-	(17,773,262)	(93,057)	3,160,677
-Issuance of common stock for non cash finder’s fee in May 2011 at $0.042 per share	450,000	450	(450)	-	-	-	-	-
-Issuance of common stock for cash in September 2011 at $0.10 per share	1,671,000	1,671	165,429	-	-	-	-	167,100
-Issuance of common stock for settlement of indebtedness in September 2011 at $0.16 per share	150,000	150	24,350	-	-	-	-	24,500
-Issuance of common stock for settlement of indebtedness in December 2011 at $0.02 per share	10,937,721	10,938	207,816					218,754
-Issuance of common stock for cash in December 2011 at $0.04 per share	8,000,000	8,000	312,000					320,000
-Issuance of common stock for cash in December 2011 at $0.04 per share - oversubscribed					20,000			20,000
-Stock option compensation expense			393,557					393,557
-Components of comprehensive income (loss)
- Net (loss) for the period				(4,627,338)	-	(4,627,338)	-	(4,627,338)
- Foreign currency translation adjustments				22,532	-	-	22,532	22,532
Total comprehensive (loss)				(4,604,806)
Balance, December 31, 2011	109,912,589	109,913	22,040,994		20,000	(22,400,600)	(70,525)	(300,218)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

AURORA GOLD CORPORATION	Cumulative
(An exploration stage enterprise)	October 10 1995
Consolidated Statements of Cash Flows	(inception)	Year Ended	Year Ended
	to December 31	December 31	December 31
	2011	2011	2010
(Expressed in U.S. Dollars)	$	$	$

Net loss for the period	(22,400,600)	(4,627,338)	(2,302,083)
Adjustments to reconcile net loss to cash used in operating activities
depreciation and amortization	145,126	27,897	17,738
stock compensation expense on stock option grants	1,568,352	393,557	-
expenses satisfied with issuance of common stock	1,202,054	243,254	210,000
expenses satisfied with transfer of marketable securities	33,903	-	-
imputed interest on loan payable - related parties	1,560	-	-
write-off of mineral property assets	240,338	67,357	-
adjustment for spin-off of Aurora Metals (BVI)	316,498	-	-
Limited
loss on disposal of subsidiary	2,757,511	2,757,511	-
realized loss on investments	37,971	-	-
gain on sale of rights to Matupa agreement (net)	(80,237)	-	-
realized loss on debt extinguishment	1,014,465	-	-
foreign exchange (gain) loss related to notes payable	(24,534)	-	-
Change in operating assets and liabilities	-	-	-
Decrease (Increase) in receivables and other assets	(206,978)	-	-
(Increase) decrease in prepaid expenses and other Assets	(20,459)	20,344	54,449
Increase (decrease) in accounts payable and accrued expenses (including related party)	1,107,051	55,343	(403,216)
Net Cash Used in Operating Activities	(14,307,979)	(1,062,075)	(2,423,112)
Cash Flows From Investing Activities
Purchase of equipment	(205,348)	-	(17,800)
Proceeds on disposal of equipment	16,761	-	-
Payment for mineral property Reclamation Bonds	(245,221)	80,000	(325,221)
Proceeds from disposition of marketable securities	32,850	-	-
Acquisition of mineral property costs and related Equipment	(672,981)	-	(500,000)
Payment for incorporation cost	(11,511)	-	-
Net Cash Used in Investing Activities	(1,085,450)	80,000	(843,021)
Cash Flows From Financing Activities
Proceeds from common stock less issuance costs	14,044,439	507,100	3,895,000
Loan proceeds from related party	289,000	-	-
Net proceeds from (payments on) convertible notes and loans	969,252	-	(500,000)
Net proceeds from (payments on) advances payable	45,000	45,000	(50,000)
Net proceeds from (payments on) advances payable -related parties	92,000	92,000	(50,000)
Net Cash Provided by Financing Activities	15,439,691	644,100	3,295,000
Effect of exchange rate changes on Cash	191,164	(3,790)	(6,633)
(Decrease) Increase in Cash	237,426	(341,765)	22,234
Cash - Beginning of Period	-	579,191	556,957
Cash - End of Period	237,426	237,426	579,191

The accompanying notes are an integral part of these consolidated financial statements.

F-8

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Business and Going Concern

Aurora Gold Corporation ("the Company") was formed on October 10, 1995 under the laws of the State of Delaware and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties. The Company’s focus is on the exploration and development of its exploration properties located in the Tapajos Gold Province, State of Pará, Brazil (see Note 3). The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable and has not generated any operating revenues to date.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The Company has incurred recurring operating losses since inception, has not generated any operating revenues to date and during 2011 operating activities used cash of $1,062,075 (2010: $2,423,112). The Company requires additional funds to meet its obligations and maintain its operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are to raise equity financing through private or public equity investment in order to support existing operations and expand its business. There is no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. In the event that the Company cannot obtain additional funds, on a timely basis, or the operations do not generate sufficient cash flow, the Company may be forced to curtail development or cease activities. These consolidated financial statements do not include any adjustments that might result from this uncertainty.

2.	Significant Accounting Policies

(a)	Principles of Consolidation

The Company follows accounting standards set by the Financial Accounting Standards Board, referred to as the “FASB”. The FASB sets accounting principles generally accepted in the United States (“GAAP”) that the Company follows to ensure they consistently report their financial condition, results of operations, and cash flows. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification, referred to as Codification or “ASC”.

These consolidated financial statements have been prepared in accordance with GAAP and include the accounts of the Company and its wholly-owned subsidiaries, Aurora Gold Mineração Ltda ("Aurora Gold Mineracao") and AGC Resources LLC (“AGC”) (through to date of disposition of AGC, June 14, 2011, see Note 3). Collectively, they are referred to herein as "the Company". Significant inter-company accounts and transactions have been eliminated. Aurora Gold Mineração was incorporated on October 27, 2005. AGC was formed as a Limited Liability company on April 21, 2010 under the law of Colorado USA to hold the assets purchased from Global Minerals Ltd as discussed in Note 3.

F-9

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

2.	Significant Accounting Policies (continued )

(b)	Accounting Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(c)	Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents at December 31, 2011 and 2010. No amounts were paid for income taxes in 2011 or 2010 and cash paid for interest was nil in 2011 (2010: $45,065).

(d)	Buildings and equipment

Buildings and equipment are carried at cost (including development and preproduction costs, capitalized interest, other financing costs and all direct administrative support costs incurred during the construction period, net of cost recoveries and incidental revenues), less accumulated depletion and depreciation including write-downs. Following the construction period, interest, other financing costs and administrative costs are expensed as incurred.

On the commencement of commercial production, depletion of each mining property is provided on the unit-of-production basis, using estimated proven and probable reserves as the depletion basis.

Buildings and equipment utilized directly in commercial mining activities are depreciated, following the commencement of commercial production, over their expected economic lives using either the unit-of-production method or the straight-line method.

Depreciation for non-mining equipment is provided over the following useful lives:

-	Vehicles	10 years
-	Office equipment, furniture and fixtures	2 to 10 years

The Company reviews the carrying values of its buildings and equipment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. An impairment is considered to exist if total estimated future cash flows, or probability-weighted cash flows on an undiscounted basis, are less than the carrying value of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows associated with values beyond proven and probable reserves and resources. In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable future cash flows that are largely independent of cash flows from other asset groups. Generally, in estimating future cash flows, all assets are grouped at a particular property for which there are identifiable cash flows. Buildings and equipment utilized directly in commercial mining activities are depreciated, following the commencement of commercial production, over their expected economic lives using either the unit-of-production method or the straight-line method.

F-10

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

2.	Significant Accounting Policies (continued )

(e)	Mineral property reclamation bonds and other related refundable costs

Costs paid for the purchase of reclamation bonds and other related costs that are refundable are capitalized.  If amounts paid are not to be refunded then they will be expensed when it is determined they will not be refunded.

(f)	Mineral properties and exploration expenses

The Company accounts for its mineral properties on a cost basis whereby all direct costs, net of pre-production revenue, relative to the acquisition of the properties are capitalized. All sales and option proceeds received are first credited against the costs of the related property, with any excess credited to earnings. Once commercial production has commenced, the net costs of the applicable property will be charged to operations using the unit-of-production method based on estimated proven and probable recoverable reserves. The net costs related to abandoned properties are charged to operations.

Exploration costs are charged to operations as incurred until such time that proven reserves are discovered. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As at December 31, 2011 and 2010, the Company does not have proven reserves. Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities.

The Company reviews the carrying values of its mineral properties on a regular basis by reference to the project economics including the timing of the exploration and/or development work, the work programs and the exploration results experienced by the Company and others. The review of the carrying value of any producing property will be made by reference to the estimated future operating results and net cash flows. When the carrying value of a property exceeds its estimated net recoverable amount, provision is made for the decline in value.

The recoverability of the amounts recorded for mineral properties is dependent on the confirmation of economically recoverable reserves, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain the necessary financing to successfully complete their development and the attainment of future profitable operations or proceeds from disposition.

Estimated costs related to site restoration programs during the commercial development stage of the property are accrued over the life of the project.

(g)	Stock-based compensation

The Company accounts for share-based payments under the fair value method of accounting for stock-based compensation consistent with GAAP. Under the fair value method, stock-based compensation cost is measured at the grant date based on the fair value of the award using the Black-Sholes option pricing model and is recognized to expense on a straight-line basis over the requisite service period, which is generally the vesting period.

F-11

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

2.	Significant Accounting Policies (continued )

(h)	Interest expense

Interest expense was $0 in 2011 (2010: $14,150).

(i)	Foreign currency translations and transactions

The Company's reporting currency is the U.S. Dollar. Aurora Gold Mineracao Ltda is a foreign operation and its functional currency is the Brazilian Real (Real). Certain contractual obligations in these consolidated financial statements are stated in Brazilian Reals. The Brazilian Real to U.S. dollar exchange rate at December 31, 2011 was U.S. $0.5357 to 1 Real (2010: U.S. $0.5966 to 1 Real).

The Company translates foreign assets and liabilities of its subsidiaries, other than those denominated in U.S. dollars, at the rate of exchange at the balance sheet date. Income and expenses of these subsidiaries are translated at the average rate of exchange throughout the year. Gains or losses from these translations are reported as a separate component of other comprehensive income (loss) until all or a part of the investment in the subsidiaries is sold or liquidated. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in foreign exchange (gain) loss in the consolidated statements of operations.

(j)	Concentration of credit risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents.   The Company places its cash with high credit quality financial institutions in Brazil and the Canada. The Company occasionally has cash deposits in excess of federally insured limits.  The Company had funds deposited in banks beyond the insured limits as of December 31, 2011 and 2010. The Company has not experienced any losses related to these balances, and management believes its credit risk to be minimal.

(k)	Comprehensive income

The Company has adopted FASB ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Consolidated Statement of Stockholders’ Equity (Deficiency) and Comprehensive Income (loss). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. Accumulated other comprehensive income consists entirely of foreign currency translation adjustments at December 31, 2011 and 2010.

F-12

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

2.	Significant Accounting Policies (continued )

(l)	Fair value of financial instruments and risks

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash, accounts payable, accrued expenses and advances payable (including related parties) approximate their fair value because of the short-term nature of these instruments.

Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates outside of the United States of America (primarily in Brazil) and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar.

(m)	Income taxes

The Company has adopted ASC 740, Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. In July 2006, the FASB issued an interpretation which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with GAAP. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Estimated interest and penalties related to recording uncertain tax positions when recorded are included as a component of income tax expense on the consolidated statement of operations. The Company has not recorded any liabilities for uncertain tax positions or any related interest and penalties. The Company’s tax returns are open to audit for the years ending December 31, 2008 to 2011.

F-13

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

2.          Significant Accounting Policies (continued )

(n)        Earnings (loss) per share

Earnings (loss) per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding during the year including common stock issued effective the date committed. Common stock issuable is considered outstanding as of the original approval date for the purposes of earnings per share computations. Diluted loss per common share is computed by dividing net loss by the sum of (a) the basic weighted average number of shares of common stock outstanding during the period and (b) additional shares that would have been issued and potentially dilutive securities and is equivalent to basic loss per share for 2011 and 2010 because potentially dilutive securities were anti-dilutive due to the net losses incurred in each year. Potentially dilutive securities outstanding consist of stock options outstanding as at December 31, 2011 of 9,050,000 (2010:1,700,000) and warrants outstanding at December 31, 2011 of 8,000,000 (2010: nil).

(o)          New Accounting Pronouncements

The Company considers the effects of new accounting pronouncements on the accounting, presentation and disclosure of its consolidated financial statements as such pronouncements become known. . In June 2011, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") No. 2011-05, Comprehensive Income or

ASU 2011-05. The guidance in ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. An entity is required to report the components of comprehensive income in either one or two consecutive financial statements:

-              A single, continuous statement must present the components of net income and total net income, the components of other comprehensive income and total other comprehensive income, and a total for comprehensive income.

-              In a two-statement approach, an entity must present the components of net income and total net income in the first statement. That statement must be immediately followed by a financial statement that presents the components of other comprehensive income, a total for other comprehensive income, and a total for comprehensive income.

ASU 2011-05 does not change the items that must be reported in other comprehensive income. The amendments in ASU 2011-05 are effective for fiscal years beginning after December 15, 2011. The Company does not believe the adoption of ASU 2011-05 will have a material impact on the presentation of information in its financial statements.

At present, there are no other such pronouncements that the Company expects will have a material impact on these consolidated financial statements.

F-14

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

3.          Mineral Properties and Exploration Expenses

(a)        São Domingos Project - DNPM Processes 850.684/06 and 850.782/05:

i.        DNPM Processes 850.684/06:

Aurora has good title over the mineral rights which were granted as DNPM Process number 850.684/06 and which is valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. The São Domingos mineral rights are located at the Municipality of Itaituba, State of Pará, and are registered in the name of Aurora. On September 13, 2006 the Company applied to the DNPM for the conversion of the Application to an Exploration Permit covering an area of 4,914.18 hectares. No payments or royalties are due regarding DNPM Process 850.384/06.

ii.         DNPM Processes 850.782/05:

Aurora has good title over the mineral rights object of the DNPM Process No. 850.782/05, which is valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. On November 8, 2005 it was submitted to DNPM the Exploration Claim for gold in the Municipality of Itaituba, State of Pará. The Exploration Permit was granted on November 28, 2006 for a 3 (three) years period. The transfer to Aurora was approved on March 24, 2009 and on September 28, 2009 it was requested the renewal of the Exploration Permit.

This area was reduced from 6,756 ha to 5,651.98 ha due to the overlapping with Garimpeira (alluvial) Mining properties held by Mr. Celio Paranhos. However the DNPM´s general attorney in Brasilia agreed with Aurora’s legal thesis and nullified all applications filed by Mr. Paranhos (about to 1,900 applications).

A new Exploration Permit rectifying the previous one was granted on August 20, 2010 for a 3 (three) years period, for an area of 6,656.20 hectares.

No payments or royalties are due regarding the DNPM Process 850.782/05 since it was acquired through a permutation agreement with Altoro Mineração Ltda.

iii.         DNPM Process 850.400/07:

On July 8, 2011 Aurora allowed the Exploration Permit was granted on July 09th 2008 and covering an area of 9,832.26 ha, to lapse.

iv.         DNPM Processes 850.012/06 and 850.013/06:

The exploration claims were submitted to DNPM on January 19th 2006, for gold covering an area of 1,128.08 ha and 750.55 ha respectively, in the Municipality of Itaituba, State of Pará. According to information obtained such claims were correctly prepared and the required documents are in place.

F-15

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

3.          Mineral Properties and Exploration Expenses (continued )

The tenements 850.012/06 and 850.013/06 are held by Mr. Antonio Oliveira Ferreira and were submitted to DNPM on January 19th 2006. The tenements are located at Itaituba, State of Pará and are valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes, but the area was blocked since it is inside of a Garimpeira Reserve.

The transfer to Aurora will be submitted after the Exploration Permits are granted.

There are no payments or royalties related to the tenements according to the agreement entered into with the previous owner.

v.       DNPM Process 850.119/06:

The exploration claim was submitted to DNPM on March 07th, 2006, for gold covering an area of 1,068.72 ha, in the Municipality of Itaituba, State of Pará.

Aurora has good title over the mineral rights object of the DNPM Process No. 850.119/06, which is valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. Aurora is the sole registered and beneficial holder of and owns and possesses good title to the referred mineral rights. The Exploration Permit has not been granted yet.

The above mentioned area is not related to any payments or royalties to third parties since they were claimed by Aurora directly.

vi.      DNPM Process 859.587/95:

The tenement, which is held by Vera Lucia Lopes, is valid and in force, and is free and clear of any judicial and extrajudicial encumbrances and taxes. It is located at the Municipality of Itaituba, State of Pará. On November 27, 1995, it was submitted to DNPM the Exploration Claim for gold. The Exploration Permit was granted on September 15, 2006, for a three year period covering an area of 5,000 ha, and it was valid until September 15, 2009. On July 15, 2009, it was requested the renewal of the Exploration Permit but it hasn’t been analyzed by the DNPM yet. The transfer to Aurora was submitted on November 23, 2006, but it hasn’t been approved yet.

There are no payments or royalties related to the tenements since all payments due under the terms of the agreement entered into with the previous owner have been already made.

F-16

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

3.          Mineral Properties and Exploration Expenses (continued )

(b)        Gold properties in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil

vii.     Comandante Araras Project - DNPM Processes 853.785/93 to 853.839/93 inclusive:

Aurora has good title over the mineral rights object of the DNPM Processes number 853.785/93 to 853.839/93, which are valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. The Comandante Arara Mineral Rights are located at the Municipality of Itaituba, State of Pará, and are registered in the name of the previous holder since it has not been granted an Exploration Permit yet. The Comandante Arara Mineral Rights are comprised by 55 Applications for Alluvial Mine of 50 hectares each (2747.22 ha), presented to DNPM on October 05th, 1993. The conversion to the Authorization Regime was applied on December 11st, 2008 and has not been analyzed yet, so that the Exploration Permit will be granted only after this analysis.

On October 17, 2011 the Company terminated this licence and Option Agreement by providing written notice to Samba. The Company is free of all and any future payment commitments. The interest in the properties will be formally relinquished in fiscal 2012.

The Comandante Araras Option Agreement dated July 2, 2007, and amendments dated June 2, 2008, November 10, 2008, and September 18, 2009, allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Comandante Araras property mineral rights via structured cash payments. The total option agreement payments for the mineral rights are structured as follows: November 1, 2006 R$20,000 (paid); November 15, 2006 – R$40,000 (paid); December 15, 2006 R$40,000 (paid); May 18, 2007 - R$15,000 (paid); May 29, 2007 – R$50,000 (paid); June 25, 2008 – USD $80,000 (paid by Samba Minerals Limited as part of the agreement with them discussed in note 3; November 30, 2008 – USD $20,000 or 100,000 shares of Samba Minerals Limited at a deemed issue price of $0.20 per Samba share (paid by Samba Minerals Limited as part of the agreement with them discussed in note 3; November 30, 2008 – 400,000 shares of Samba Minerals Limited at a deemed issue price of $0.20 per Samba share (to be issued by Samba when the Exploration Permit is granted and transferred to Aurora). The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

viii.     São João Project - DNPM Processes 851.533/94 to 851.592/94 inclusive:

On October 17, 2011 the Company terminated this licence and Option Agreement by providing written notice to Samba. The Company is free of all and any future payment commitments. The interest in the properties will be formally relinquished in fiscal 2012.

F-17

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

3.          Mineral Properties and Exploration Expenses (continued )

Aurora has good title over the mineral rights which were granted as DNPM Process numbers 851.533/94 to 851.592/94 inclusive and which are valid and in force, free and clear of any judicial and extrajudicial encumbrances and taxes. The São João mineral rights are located at the Municipality of Itaituba, State of Pará, and are registered in the name of the previous holder since an Exploration Permit has not yet been granted. The São João mineral rights comprise 60 Applications for Alluvial Mine of 50 hectares each (2687.66 ha) which was presented to DNPM on May 16, 1994. On August 30, 2006 the previous holder of the Applications applied for the conversion of the Applications to Exploration Permits. When the conversion request is approved by the Authorities, the previous holder will be granted the Exploration Permit for an area of 3000 ha. The assignment of the São João mineral rights to Aurora can only be done after the approval of the Applications and the actual granting of an Exploration Permit to the previous Holder.

The São João Option Agreement dated January 20, 2006 and amendments dated June 2, 2008 and December 2, 2008, allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the São João property mineral rights. Under the terms of the Option Agreement and amendments, a total amount of USD $1,435,000 (one million four hundred and thirty five thousand dollars) is due by Aurora for the acquisition of the São João mineral rights. The total option agreement payments for the mineral rights are structured as follows: April 12, 2006 – USD $20,000 (paid); September 12, 2006 – USD $25,000 (paid); September 12, 2007 – USD $60,000 (paid); June 25, 2008 - $100,000 (paid by Samba Minerals Limited as part of the agreement with them discussed in note 3; December 5, 2008 – USD $40,000 (paid by Samba Minerals Limited as part of the agreement with them discussed in note 3; January 15, 2009 – USD $30,000 (paid by Samba Minerals Limited as part of the agreement with them discussed in note 3; February 15, 2009 – USD $30,000 (paid by Samba Minerals Limited as part of the agreement with them discussed in note 3; April 30, 2009 to March 30, 2011 – USD $8,333.33 per month (April 30, 2009 to December 31, 2010 paid by Samba Minerals Limited as part of the agreement with them discussed in note 3); July 30, 2011 – USD $950,000.

The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

ix.         DNPM Processes 850.014/06, 850.581/06 and 850.256/07:

The Company has the right to acquire good title over the mineral rights object of the Tenements. The Tenements are registered in the name of Antonio Oliveira Ferreira. The exploration claims were submitted to DNPM respectively on January 19th 2006, August 8th 2006 and April 17th 2007 for gold covering the areas of 421.45 ha, 4276.03 ha and 4036.00 ha, in the Municipality of Itaituba and Jacareacanga, State of Pará. According to information obtained such claims were correctly prepared and the required documents are in place. The tenement 850.014/06 has not been transferred to Samba yet since the Exploration Permit has not been granted so far.

F-18

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

3.          Mineral Properties and Exploration Expenses (continued )

The Exploration Permit for the Process 850.581/06 was granted on February 15th, 2011 for a three years period, for an area of 4273.03 hectares. The transfer to Samba Brasil Mineração Ltda has not been presented yet.

The Exploration Permit for the Process 850.256/07 was granted on November 30th 2007 for a three years period but it was cancelled on May 21st 2008 because the holder didn’t pay the annual fees on time. On June 10th 2008 it was presented an appeal to have the annulment dismissed which hasn’t been analyzed yet. However, if the appeal is not approved, Samba Brasil’s rights over this tenement are guaranteed since only Samba Brasil has presented a Bid application for this process on July 18th 2008.

According to the Agreement signed between Samba Brasil and Antonio Oliveira Ferreira on June 5th 2008, a total amount of R$ 120.000,00 (one hundred and twenty thousand reais) has already been paid by Samba Brasil for the acquisition of the Tenements.

(c)          Boulder County, Colorado, U.S.A. – Front Range Gold Project

On June 15, 2010, pursuant to the Asset Purchase Agreement between Global Minerals Ltd. (“GML”) and Mount Royale Ventures, LLC (“MRV”), as Sellers, and the Company and AGC Resources LLC, the Company’s wholly-owned subsidiary (“AGC”), as Buyers, AGC acquired 50% interest in the Front Range Gold Project joint venture (“JV”), and title to the Gold Hill Mill and related equipment, and became a joint venture partner with Gold Reef Mining Company, Mi Vida Enterprises, Inc., Gold Hill Mines, Inc. and Southern Cross Prospecting Company (“Property Owners”). The purchase price consisted of $600,000 in cash and 5,000,000 shares of common stock of the Company.

Of the $600,000 in cash payments, $100,000 was expensed as a non-refundable deposit in a previous period. The fair value of the 5 million shares issued was based on a market value of $0.40 per share on the date of the purchase, or $2,000,000. Therefore, the total consideration paid for the asset purchase was determined to be $2,500,000.

The Company allocated the consideration paid of $2,500,000 among the assets acquired resulting in $1,758,685 being allocated to the participating interest in the mineral property and $741,315 to depreciable mining and other equipment.

On March 10, 2011, Mi Vida Enterprises, Inc., Gold Hill Mines, Inc. and Southern Cross Prospecting Company intervened in a preexisting lawsuit commenced by MRV against Gold Reef Mining Company in Boulder County District Court (the “Action”). Among other things, they have alleged that GML was in material default of the JV agreement prior to the assignment by GML of its rights in the JV to AGC in June of 2010, that GML wrongfully assigned its rights in the JV without permission of the Property Owners, and have asked the court to declare the JV terminated. The Property Owners also alleged that the transfer of title to the Gold Hill Mill was subject to a right of first refusal in favor of Gold Hill Mines, Inc., and that MRV conveyed its title to the Gold Hill Mill to AGC without giving proper notice to Gold Hill Mines Inc. and in violation of a right of first refusal in favor of Gold Hill Mines, Inc., and requested the court to enter an order granting Gold Hill Mines Inc. an option to purchase the Gold Hill Mill for $10,000, the amount set in the right of first refusal.

F-19

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

3.          Mineral Properties and Exploration Expenses (continued )

A court decision in favor of the Property Owners may have a material adverse affect on the Company’s ability to collect the purchase price, plus royalty from the sale of AGC to Devtec Management Ltd. discussed below since an unfavorable court decision may result in AGC losing its 50% interest in the JV as well as its interest in and to the Gold Hill Mill.

Sale of AGC Resources LLC

On June 14, 2011, the Company, entered into an Asset Purchase Agreement with Devtec Management Ltd. (“Devtec”), pursuant to which the Company sold its subsidiary, AGC, which as discussed previously owns certain properties in Boulder, Colorado (see note 3 for a discussion of the specific assets purchased by AGC in June 2010), to Devtec for a total of $2 million, plus royalty. Under the terms of the agreement, Devtec will pay the Company $1 million upon production of the cumulative total of 1,000 ounces of gold and/or silver, and a further $1 million on the nine month anniversary of the payment of the first $1 million. Additionally, Devtec will pay the Company a 5% royalty from the start of production.

The Company is unable to reasonably estimate the amount of minerals the properties will produce, if any, and thus there is uncertainty as to whether the purchase price will be collected. Further, the collection of any purchase price is also contingent on the outcome of the court case described in the notes. Given these factors, collection of the purchase price is not considered reasonably possible at the time of these consolidated financial statements given the current uncertain status of exploration work on the Boulder, Colorado properties and the uncertainties of the related legal action and thus no purchase price has been recorded as of December 31, 2011. Once collection of the purchase price becomes assured and the aforementioned uncertainties resolved, the purchase price will be recorded in the Consolidated Statements of Operations.

Therefore, the Company is recognizing a loss on the sale of its subsidiary of $2,757,511 for the year ended December 31, 2011, which represents the net book value of the assets transferred to Devtec on June 14, 2011 (no liabilities were assumed by Devtec) as follows:

Reclamation bonds	$245,221
Buildings and equipment	$753,605
Participating interest in mineral property	$1,758,685
Total	$2,757,511

(d)          British Columbia, Canada – Kumealon Property

In February 1999, the Company acquired, by staking, a 741 acre limestone property located on the north shore of Kumealon Inlet, southeast of Prince Rupert, British Columbia, Canada. A finder’s fee of 25,000 shares of common stock of the Company was issued in connection with these claims.

In fiscal year 2000, there were no proven mineral reserves discovered and the Company continuously operated with a working capital deficiency. These conditions raised substantial doubt regarding the recovering of the capitalized acquisition cost. Pursuant to GAAP the Company wrote off the capitalized acquisition cost of $23,630 to operations. The Company's ownership interest in this property was in good standing at December 31, 2011.

On January 20, 2012 the Company relinquished the licence.

F-20

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

3.          Mineral Properties and Exploration Expenses (continued )

(e)        Joint Venture with Samba Minerals Limited

On October 17, 2011 the Company terminated this Joint Venture Agreement by providing written notice to Samba. The Company is free of all and any future payment commitments.

4.          Buildings and Equipment, Net

Year Ending December 31	2011 ($)	2010 ($)
Vehicles	-	107,589
Office equipment	-	66,159
Furniture and fixtures	-	21,995
Subtotal	-	195,743
Accumulated depreciation	-	(87,613)
	-	108,130
Gold Hill mill equipment	-	558,440
Gold Hill buildings	-	182,875
Closing Value	-	849,445

During the year ended December 31, 2011 management reviewed the net carrying values of the equipment to determine whether circumstances indicated that the net carrying values may not be recoverable. An impairment is considered to exist if the total estimated future cash flows, or probability-weighted cash flows on an undiscounted basis, are less than the carrying value of the assets. In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable future cash flows that are largely independent of cash flows from other asset groups. Generally, in estimating future cash flows, all assets are grouped at a particular property for which identifiable cash flows exist.

Management assessed the cash flows from each asset group currently on the consolidated balance sheet in December 2011 and determined an impairment of $67,357 necessary to reflect the carrying value of the assets as December 31, 2011.

The breakdown of the net book values of the buildings and equipment by location as at fiscal year-end is Colorado $nil (2010: $756,055), and Brazil $nil (2010: $93,390).

5.          Advances Payable

During the year ended December 31, 2011 the Company received funds from advances from individuals and a company, totaling $257,000, that were non-interest bearing, were due on demand and were unsecured. As at the end of the year this total amount was reduced to $137,000 (of which $92,000 is due to a related party) due to $120,000 of this advance being converted to common stock for settlement of this indebtedness in December 2011 at $0.04 per share.

F-21

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

6.          Common Stock

The Company intends to finance activities by raising capital through the equity markets. In October 2011, the Company filed a Registration Statement on Form S-1 offering up to a maximum of 50,000,000 units of the Company's securities at an offering price of $0.10 per Unit in a direct public offering, without any involvement of underwriters or broker-dealers. Each Unit consists of one (1) share of common stock at a $0.001 par value per share and one (1) Stock Purchase Warrant. Each full Warrant entitles the holder to purchase one additional share of common stock at a price of $0.20 for a period of two years commencing November 1, 2011 through October 31, 2013. The Units will be sold by the Chief Executive Officer and President. To date, no funds have been obtained from this offering.

On December 20, 2011, the Company entered into subscription agreements for 8,000,000 shares of common stock at a purchase price of $0.04 per share for a gross aggregate price of $320,000. Attached to each unit of common stock is one (1) series A stock purchase warrant. Each full Series A warrant entitles the holder to purchase an additional share of the Company’s common stock at an exercise price of $0.08 per share for a period of eighteen months commencing on December 20, 2011 and expiring on June 20, 2013. Pursuant to the subscription agreements, each of the Investors has represented that they are not a U.S. person, as such term is defined in Regulation S. In connection with the offering, the Company has agreed to pay a cash commission equal to 8% of all funds received or an aggregate of up $25,600.

On December 15, 2011, the Company entered into debt settlement agreements with creditors and related parties in consideration for the issue of the Company’s common stock at a per share price of $0.02 per share. $218,754 was settled for 10,937,721 shares of common stock.

In September 2011, 1,671,000 shares were issued to an individual for cash at $0.10 per share. In September 2011, 150,000 shares were issued to a company for services rendered at $0.16 per share.

In April 2011, as an incentive to assist with future private placements, the Company authorized the payment of a non cash finder’s fee of 450,000 shares of common stock of the Company in connection with the private placement completed in April 2010. The shares were issued in May 2011. All shares issued were to individuals and companies who reside outside the United States of America. The issuance of the shares was exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof as well as the exemption from registration requirements afforded by Regulation S.

During the period January 1 to December 31, 2010, the Company received cash of $3,895,000 from a private placement of 12,983,335 common shares at $0.30 per share, paid non cash finder’s fees of 1,126,111 shares in connection with the private placement, issued 685,900 shares in settlement of indebtedness and expenses amounting to $205,770 and paid a non cash finder’s fee of 500,000 shares in connection with a property acquisition valued at $0.30 per share. The shares were issued to individuals and companies who reside outside the USA. The issuance of the shares were exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof as well as the exemption from registration requirements afforded by Regulation S.

F-22

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

7.     Stock Options and Warrants

In 2007, the Company's Board of Directors approved the 2007 Stock Option Plan (amended September 29, 2008) (“the Plan”) to offer an incentive to obtain services of key employees, directors and consultants of the Company. The Plan provides for the reservation for awards of an aggregate of 10% of the total shares of Common Stock outstanding from time to time. No Plan participant may receive stock options exercisable for more than 2,500,000 shares of Common Stock in any one calendar year. Under the Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of options granted to employees who hold more than 10% of the Company's capital stock on the date of grant). The term of stock options granted under the Plan is not to exceed ten years and the stock options vest immediately upon granting.

The following is a summary of stock option activity for the years ended December 31, 2011 and 2010, and the status of stock options outstanding and exercisable at December 31, 2011:

	Stock Options #	Weighted Average Exercise Price $	Remaining Contractual Life (years) 12/31/2011	Aggregate Intrinsic value at 12/31/2011
Outstanding and exercisable at December 31, 2009	2,200,000	0.26
Forfeited	(500,000)	0.26
Outstanding and exercisable at December 31, 2010	1,700,000	0.26	-	-
Forfeited during year	(500,000)	0.26	-	-
Granted during year	7,850,000	0.09	-	-
Outstanding and exercisable at December 31, 2011	9,050,000	0.11	4.28	36,500

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the fiscal year and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2011.

On June 15, 2011 Michael Montgomery resigned from the board of directors, an exercise notice for the 500,000 options held were not lodged and consequently the options lapsed on July 15, 2011.

F-23

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

7.          Stock Options (continued )

Effective October 11, 2011, the Company’s board of directors granted 4,200,000 stock purchase options pursuant to the Company’s 2007 Stock Option Plan. Each of the Options has an issue date, effective date and vesting date of October 11, 2011, with an exercise price of $0.12 per share. The term of these Options are five years. The Options are exercisable at any time from the grant date up to and including the 10th day of October, 2016.

Effective November 24, 2011, the Company’s board of directors granted 3,650,000 stock purchase options pursuant to the Company’s 2007 Stock Option Plan. Each of the Options has an issue date, effective date and vesting date of November 24, 2011, with an exercise price of $0.05 per share. The term of these Options are five years. The Options are exercisable at any time from the grant date up to and including the 23rd day of November, 2016.

The total fair value of options granted for the year ended December 31 2011 (2010: nil) was $393,557 and expensed in full as options were vested in full on grant. The fair value of options are determined using the Black Scholes option pricing model that takes into account the exercise price, the expected life of the option, the share price at grant date (October 11, 2011 and November 24, 2011) and expected price volatility of the underlying share, the expected dividend yield (nil assumed) and the risk free interest rate (4.50% used) for the term of the option. Management determined 2.50 years to be the average expected likely life of the options and utilized the simplified method due to the fact that the Company has not had significant options granted to develop historical data to provide a reasonable basis to estimate option lives. Volatility rates were calculated at the grant date of each option tranche and rates of 116.95% and 120.89% respectively were used.

As of December 31, 2011, there are outstanding Warrants to purchase 8,000,000 shares of common stock with an exercise price of $0.08 expiring June 2013.

8.          Related Party Transactions

Related party transactions not disclosed elsewhere in these consolidated financial statements include:

a.                      During the fiscal year 2011, consulting fees of $295,701 (2010: $339,591) were incurred to directors and officers of the Company. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

b.                      Included in accounts payable and accrued expenses (related parties) at December 31, 2011 is nil (2010: $17,264) payable to an officer and director of the Company for consulting fees and various expenses incurred on behalf of the Company.

F-24

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

9.          Non-Cash Investing and Financing Activities

In September 2011, 150,000 shares were issued to a company for services rendered at $0.16 per share. The shares were issued to a company who resides outside the United States of America.

In April 2011, as an incentive to assist with future private placements, the Company authorized the payment of a non cash finder’s fee of 450,000 shares of common stock of the Company in connection with the private placement completed in April 2010. The shares were issued in May 2011. The issuance of these shares had no net effect on total shareholders' equity or results of operations as they related to fees associated with issuance of shares.

In September 2010 the Company issued 685,900 shares of common stock of the Company in settlement of indebtedness amounting to $205,770; paid a non cash finder’s fee of 1,126,111 shares of common stock of the Company in connection with the private placement of 12,983,335 shares at $0.30 per share completed in April 2010; and paid a non cash finder’s fee of 500,000 shares in connection with a property acquisition valued at $0.30 per share. The shares were issued to individuals and companies who reside outside the United States of America.

In June 2010, pursuant to an Asset Purchase Agreement, the Company issued 5 million shares of its common stock, which were authorized for issuance at $0.40 per share for the acquisition of assets further discussed in Note 3, and acquired Global Minerals Ltd. 50% participating interest in the joint venture agreement dated December 18, 2002 between Consolidated Global Minerals Ltd and the property owners of the Front Range Gold JV property.

F-25

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

10.         Income Taxes

a.           The Company and its subsidiary operate in several tax jurisdictions, and its income is subject to various rates of taxation. The Company has net losses for tax purposes in the United States and Brazil totaling approximately $12,067,183 and $7,169,598, respectively, which may be applied against future taxable income. Accordingly, there is no tax expense for the years ended December 31, 2011 and 2010. The potential tax benefits arising from these losses have not been recorded in the consolidated financial statements as a full valuation allowance has been recorded against them. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations. The right to claim the tax losses in the United States expire according to the following table:

Fiscal Year of Expiry	Amount $
2012	564,000
2018	331,000
2019	795,000
2020	550,000
2022	138,000
2023	90,000
2024	222,000
2025	457,000
2026	1,094,000
2027	800,000
2028	561,000
2029	479,000
2030	2,065,000
2031	3,921,183
12,067,183

Tax losses carried forward in Brazil have no expiration date and are available to offset up to 30% of annual income before tax in any year.

F-26

AURORA GOLD CORPORATION

Notes to the consolidated financial statements

December 31, 2011 and 2010

b.           The tax effects of temporary differences that give rise to the Company's net deferred tax asset are as follows:

	2011 $	2010 $
Tax loss carry forwards	6,540,506	5,180,000
Valuation allowance	(6,754,903)	(5,294,000)
Stock compensation expense	214,397	114,000
	-	-

c.           The reconciliation of income tax computed at the federal statutory rate to income tax expense is as follows:

	2011 $	2010 $
Tax at statutory rate	(1,573,295)	(783,000)
Movement in deferred tax asset	212,349	743,000
Change in valuation allowance for deferred tax asset	1,460,903	-
Other	(99,957)	40,000
Income tax expense	$-	$-

11.         Subsequent events

(a)          Effective January 13, 2012, the Company’s board of directors granted 1,600,000 stock purchase options pursuant to the Company’s 2007 Stock Option Plan. Each of the Options has an issue date, effective date and vesting date of January 13, 2012, with an exercise price of $0.05 per share. The term of these Options are five years. The Options are exercisable at any time from the grant date up to and including the 12th day of January 2017.

(b)          On 20th January 2012 the Company’s Kumealon claim over the property was relinquished.

F-27

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

Securities and exchange commission filing fee	$1,742
Accounting fees and expenses	7,500
Legal fees and expenses	30,000
Transfer agent and fees	500
Printing and mailing expenses	500
Miscellaneous offering expenses	2,004
Total	$42,246

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 (“Section 145”) of the Delaware General Corporation Law, as amended (the “DGCL”), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have offered and sold the following shares of common stock which were not registered under the Securities Act of 1933, as amended.

In December 2008, 2,603,333 shares were issued in connection with debt settlements in December 2008 at $0.06 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In September 2009, 3,000,000 common shares were authorized for issuance at $0.10 per share for cash proceeds of $300,000. The shares were physically issued in January 2010 to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder). The placement agent was paid a commission of 420,000 shares of our common stock. The shares were physically issued to the agent in January 2010.

In September 2009, convertible notes payable and related accrued interest aggregating $739,152 (AUD $850,479) were settled through the issuance of 5,000,000 shares of our common stock. The shares were issued to a company who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In November 2009, 100,000 shares were authorized for issuance in connection with debt settlements at $0.18 per share. The shares were physically issued in January 2010 to a company who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In November 2009, 150,000 shares were authorized for issuance in connection with debt settlements at $0.24 per share. The shares were physically issued in January 2010 to a company who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In December 2009, 1,666,667 common shares were authorized for issuance at $0.30 per share for net cash proceeds of $500,000. The shares were physically issued in January 2010 to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In April 2010, 12,983,335 common shares were authorized for issuance at $0.30 per share for net cash proceeds of $3,895,000. The shares were physically issued in April 2010 to an individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder). A finders’ fee of 1,126,111 common shares were authorized for issuance in connection with the private placement at $0.30 per share to a company who resides outside the United States of America). The shares were subsequently issued in September 2010.

In June 2010, the Company issued 5 million shares of its common stock to Global Minerals Ltd., a British Columbia (Canada) corporation with offices in British Columbia Canada, at $0.40 per share for a cost of $2,000,000, in connection with the Asset Purchase Agreement dated June 15, 2010, pursuant to which the Company acquired Global Minerals Ltd. 50% participating interest in the joint venture agreement dated December 18, 2002 between Consolidated Global Minerals Ltd. and the property owners of the Front Range Gold JV property, acquired the Front Range Gold property assets of Mount Royale Ventures, LLC., which include a permitted mill and mining equipment and acquired a 50% equity interest in the Black Cloud Mine Claim Group, tenements located within the Front Range Gold property. The issuance of the shares was exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof as well as the exemption from registration requirements afforded by Regulation S. A finders’ fee of 500,000 common shares was authorized for issuance in connection with the Asset Purchase Agreement at $0.30 per share to an individual and a company who reside outside the United States of America. The shares were issued in September 2010.

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In September 2010, 685,900 shares were issued in connection with debt settlements and payment of expenses at $0.30 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In April 2011, as an incentive to assist with future private placements, the Company authorized the payment of a non cash finders’ fee of 450,000 shares of common stock of the Company in connection with the private placement completed in April 2010. The shares were issued in May 2011. The issuance of these shares had no net effect on total shareholders' equity or results of operations as they related to fees associated with issuance of shares.

In September 2011, 1,671,000 shares were issued in connection with debt settlements at $0.10 per share. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In December 2011, 10,937,721 shares were issued in connection with debt settlements at $0.02 per share. The shares were issued to individuals who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

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ITEM 16.	EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT AND FILING REFERENCE NUMBER

3.1.1	Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).
3.1.2	Certificate of Amendment to the Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).
3.1.3	Certificate of Restoration and Renewal of Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).
3.2.1	By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).
3.2.2	Amended and Restated By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).
4.1	Form of Subscription Agreement incorporated by reference to the Post-Effective registration statement on Form S-1 filed on March 16, 2011 (SEC File No. 333-171312- 11692134).
4.2	Form of Series B Warrant incorporated by reference to the Post-Effective registration statement on Form S-1 filed on March 16, 2011 (SEC File No. 333-171312- 11692134) (This form of warrant was previously designated Series A Warrants but has been changed to Series B Warrants).
4.3	Debt Settlement Agreement with Samba Minerals Limited incorporated by reference to the registration statement on Form S-1 filed on June 3, 2010 (SEC File No. 333-167301- 10876788).
4.4	Form of Debt Settlement Agreement with Axino AG, Heroe Investments Inc, Jolanda Investments Ltd, Gemeinhardt GmbH, Lars Pearl and WS Marketing GmbH incorporated by reference to the registration statement on Form S-1 filed on June 3, 2010 (SEC File No. 333-167301-10876788).
4.5	Form of Subscription Agreement incorporated by reference to the Form 8-K filed on December 21, 2011 (SEC File No. 000-24393-111274887).
4.6	Form of Series A Warrant incorporated by reference to the Form 8-K filed on December 21, 2011 (SEC File No. 000-24393-111274887).
4.7	Form of Debt Settlement Agreement with Ross Doyle, Global Strategic Synergies Pty LTD, Coresco AG and Agustin Gomez de Segura incorporated by reference to the Form 8-K filed on December 21, 2011 (SEC File No. 000-24393-111274887).
5.1	Opinion of Sierchio & Company, LLP.*
10.1	Consulting Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).
10.2	Confidentiality Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).
10.3	Assignment of Novo Porto and Santa Clara Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).
10.4	Novo Porto Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333- 130379 051269300).
10.5	Declaration of Translator for translation of Porto Novo Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

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10.6	Novo Porto Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.7	Declaration of Translator for translation of Novo Porto Option Agreement from Portuguese to English Corporation incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.8	Santa Clara Memorandum of Understanding incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).
10.9	Declaration of Translator for translation of Santa Clara Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).
10.10	Assignment of Ouro Mil Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).
10.11	Ouro Mil Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333- 130379 051269300).
10.12	Declaration of Translator for translation of Ouro Mil Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).
10.13	Ouro Mil Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.14	Declaration of Translator for translation of Ouro Mil Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.15	Assignment of Sao Domingos Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).
10.16	Sao Domingos Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333- 30379 051269300).
10.17	Declaration of Translator for translation of Sao Domingos Memorandum of Understanding from Portuguese to English incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).
10.18	Săo Domingos Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.19	Declaration of Translator for translation of Săo Domingos Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.20	Santa Isabel Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.21	Declaration of Translator for translation of Santa Isabel Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.22	Săo Joăo Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.23	Declaration of Translator for translation of Săo Joăo Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.24	Piranhas Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

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10.25	Declaration of Translator for translation of Piranhas Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
10.26	Branca de Neve Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).
10.27	Declaration of Translator for translation of Branca de Neve Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10- QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).
10.28	Bigode Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).
10.29	Declaration of Translator for translation of Bigode Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).
10.30	Santa Lucia Memorandum of Understanding incorporated by reference to the Form 10- QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).
10.31	Declaration of Translator for translation of Santa Lucia Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).
10.34	Settlement Agreement dated as of August 9, 2007 between the Company and Luis Mauricio incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655).
10.35	Form of Subscription Agreement incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655).
10.36	Comandante Araras Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on April 15, 2008 (SEC File No. 000-24393-147341 08758054).
10.37	2007 Stock Option Plan incorporated by reference to the Form 10-KSB filed on April 15, 2008 (SEC File No. 000-24393-147341 08758054).
10.38	Asset Purchase Agreement dated June 15, 2010 incorporated by reference to the registration statement on Form S-1/A filed on June 28, 2010 (SEC File No. 333- 167301-10921067).
10.39	Asset Purchase Agreement dated June 14, 2011 incorporated by reference to the Form 8- K filed on June 23, 2011 (SEC File No. 000-24393-11927834).
10.40	Services Agreement dated October 11, 2011 between the Company and Global Strategic Synergies Gmbh incorporated by reference to the Form 8-K filed on October 13, 2011 (SEC File No. 000-24393-111139352).
23.1	Consent of Sierchio & Company, LLP (included in Exhibit 5.1).*
23.2	Consent of Peterson Sullivan LLP.*
24.1	Power of Attorney incorporated by reference to the Registration Statement on Form S-1 filed on October 28, 2011 (SEC File No. 333-177589-111164761).
99.1	Corporate Governance Principles incorporated by reference to the Form 10-KSB filed on March 25, 2004 (SEC File No. 000-24393-04689262).

* Filed Herewith

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ITEM 17.         UNDERTAKINGS

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)	For purposes of determining liability under the Securities Act of 1933 to any purchaser:
i.	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5)	That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of this registrant's registration statement on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 5. 2012.

Aurora Gold Corporation

By:	/ s/ Lars Pearl
Name: Lars Pearl
Title: President, Chief Executive Officer, (Principal Executive Officer) and Director

By:	/ s/ Ross Doyle
Name: Ross Doyle
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/ s/ Lars Pearl	Dated: April 5, 2012
Name: Lars Pearl
Title: President, Chief Executive Officer, (Principal Executive Officer) and Director

By:	/ s/ Ross Doyle	Dated: April 5, 2012
Name: Ross Doyle
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

By:	/s/ Agustin Gomez de Segura	Dated: April 5, 2012
Agustin Gomez de Segura, Director

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